UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Five Below, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Five Below, Inc.

1818 Market Street

Suite 2000

Philadelphia, PA 19103

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Five Below, Inc. at 9:00 a.m. Eastern Daylight Time on Thursday, June 18, 2015, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. If you plan to attend the Annual Meeting and you are a registered shareholder, please bring a valid form of picture identification. If you are a beneficial owner of shares held in “street name” through a bank, broker, or other intermediary, please contact your bank, broker, or other intermediary to obtain evidence of ownership and a legal proxy, which you must bring with you to the Annual Meeting.

At this year’s Annual Meeting, you will be asked to elect as directors the six nominees named in the attached Proxy Statement, ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 and vote on an amendment to the Company’s articles of incorporation and a corresponding amendment to the Company’s bylaws.

Your vote is important. Whether you plan to attend the Annual Meeting in person or not, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

Sincerely,

Thomas G. Vellios
Executive Chairman

Notice of Annual Meeting of Shareholders

To Be Held on June 18, 2015 9:00 a.m. Eastern Daylight Time

To the Shareholders of Five Below, Inc.:

Notice is hereby given that the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Five Below, Inc. (the “Company”) will be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103 on Thursday, June 18, 2015, at 9:00 a.m. Eastern Daylight Time. At the Annual Meeting, shareholders will be asked:

1) To elect (i) three Class III directors to hold office until the 2018 annual meeting of shareholders, (ii) one Class I director to hold office until the 2016 annual meeting of shareholders, and (iii) two Class II directors to hold office until the 2017 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 30, 2016;

3) To vote on an amendment to the Company’s articles of incorporation and a corresponding amendment to the Company’s bylaws to replace the plurality voting standard in the uncontested election of directors with a majority voting standard and make conforming changes; and

4) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 20, 2015 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 18, 2015:

This Notice is only an overview of the Proxy Statement and proxy card or voting information form included in this mailing and available at www.proxyvote.com. These documents are first being mailed to shareholders on or about May 8, 2015. Our 2014 Annual Report, including our Form 10-K for fiscal year 2014, is not part of the proxy solicitation material.

By order of the board of directors,

Karen W. Procell
Secretary

Philadelphia, Pennsylvania

May 8, 2015

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31st of the following year. References to “fiscal year 2015” or “fiscal 2015” refer to the period from February 1, 2015 to January 30, 2016, which consists of a 52-week fiscal year. References to “fiscal year 2014” or “fiscal 2014” refer to the period from February 2, 2014 to January 31, 2015, which consists of a 52-week fiscal year. References to “fiscal year 2013” or “fiscal 2013” refer to the period from February 3, 2013 to February 1, 2014, which consists of a 52-week fiscal year. References to “fiscal year 2012” or “fiscal 2012” refer to the period from January 29, 2012 to February 2, 2013, which consists of a 53-week fiscal year. References to 2015, 2014, 2013, and 2012 are to our fiscal years unless otherwise specified.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For information regarding the Company’s fiscal 2014 performance, please review the Company’s Annual Report to shareholders for the fiscal year ended January 31, 2015. As used herein, “Five Below,” the “Company,” “we,” “us,” “our” or “our business” refers to Five Below, Inc. (collectively with its wholly owned subsidiary), except as expressly indicated or the context otherwise requires.

ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
9:00 a.m. Eastern Daylight Time June 18, 2015	April 20, 2015

Place	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date
Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103

VOTING MATTERS

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	53
Ratification of Appointment of KPMG LLP	FOR	54
Amendment to Articles of Incorporation and Bylaws	FOR	56

BOARD NOMINEES

The following table provides summary information about each director nominee. At the Annual Meeting, directors will be elected by a plurality of votes cast.

Name, Age	Director Since		Committee Membership*
		Principal Occupation	AC	CC	NCGC
David M. Mussafer, 51	2010	Managing Director of Advent International Corporation

David Schlessinger, 60	2002	Chairman Emeritus and former Executive Chairman of the Company

Thomas G. Vellios, 60	2002	Executive Chairman and former Chief Executive Officer of the Company

Joel D. Anderson, 50	2015	President and Chief Executive Officer of the Company

Catherine E. Buggeln, 54	2015	Retail and Brand Consultant

Kathleen S. Barclay, 59	2015	Senior Vice President of Human Resources of The Kroger Co.

* AC Audit Committee	CC	Compensation Committee
NCGC Nominating and Corporate Governance Committee		Chair of the Committee

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 18, 2015

This Proxy Statement is being furnished together with our Annual Report for the fiscal year ended January 31, 2015 in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Five Below, Inc. on June 18, 2015 (the “Annual Meeting”), and any postponements or adjournments of the meeting. The Annual Meeting will be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103 at 9:00 a.m. Eastern Daylight Time. On or about May 8, 2015, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on Thursday, June 18, 2015, at 9:00 a.m. Eastern Daylight Time, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2014 Annual Report primarily over the internet. On or about May 8, 2015, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

•

a proposal to elect (i) three Class III directors to hold office until the 2018 annual meeting of shareholders, (ii) one Class I director to hold office until the 2016 annual meeting of shareholders, and (iii) two Class II directors to hold office until the 2017 annual meeting of shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1);

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 30, 2016 (Proposal No. 2);

•

a proposal to vote on an amendment to the Company’s articles of incorporation and a corresponding amendment to the Company’s bylaws to replace the plurality voting standard in the uncontested election of directors with a majority voting standard and make conforming changes (Proposal No. 3); and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the voting recommendations of the board of directors on these matters?

The board of directors recommends that you vote your shares as follows:

•	FOR each of the board’s (i) three Class III nominees, (ii) one Class I nominee and (iii) two Class II nominees for the board of directors (Proposal No. 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 30, 2016 (Proposal No. 2); and

•

FOR the amendment to the Company’s articles of incorporation and a corresponding amendment to the Company’s bylaws to replace the plurality voting standard in the uncontested election of directors with a majority voting standard and make conforming changes (Proposal No. 3).

Are all of the Company’s Class III directors standing for re-election to the board of directors at the Annual Meeting?

Yes, all of our Class III directors are standing for re-election.

Why am I being asked to vote on directors for more than one class?

The board of directors filled three vacancies since the 2014 annual meeting of shareholders resulting from two increases to the size of the board and one resignation. Mr. Anderson is currently serving as a Class II director, having been elected by the board of directors effective February 1, 2015 to fill a vacancy created by an increase to its size. In addition, Mses. Buggeln and Barclay are currently serving as Class I and II directors, respectively, having been elected on March 10, 2015 by the board of directors to fill vacancies created by an increase to the size of the board and the resignation of Steven J. Collins. Pursuant to our bylaws, any director elected by the board of directors to fill a vacancy (a “Vacancy Director”) may only hold office until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. At the annual meeting of shareholders following the election of a Vacancy Director, the shareholders will have the opportunity to elect a director to fill the vacancy having been filled by the Vacancy Director. The board will nominate a candidate to fill the vacancy, who may be the Vacancy Director. The candidate, if elected, will serve until the annual meeting of shareholders at which the term of office of the class in which the vacancy occurred expires and until such director’s successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 20, 2015. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were             shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the Internet.

•

If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the internet by following the instructions provided in the Notice of Internet Availability;

•

If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the internet by following the instructions included in the email; or

•

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

•

If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•

Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote in person at the meeting. All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker, or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you properly return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a plurality of the votes cast or proposals that require a majority of the votes cast.

How is a quorum determined?

The representation, in person or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1—	Election of Directors	Plurality of Votes Cast	No

Proposal No. 2—	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3—	Amendment to Articles of Incorporation and Bylaws	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR any or all of the nominees or WITHHOLD your vote as to any of the nominees. The six nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than six directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposal Nos. 2 and 3, you may vote FOR, AGAINST or ABSTAIN.

If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	Submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2 and 3 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

What do I need to do if I intend to attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies. Please note that if you attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

BOARD OF DIRECTORS

Our bylaws provide that the number of members of our board of directors shall be as fixed by our board from time to time. The number of members of our board is currently fixed at nine and is divided into three classes with staggered three-year terms.

Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Messrs. Mussafer, Schlessinger, Vellios and Anderson and Mses. Buggeln and Barclay. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2018 Annual Meeting

David M. Mussafer. Mr. Mussafer, 51, has served as a director since 2010. Mr. Mussafer, a Managing Partner of Advent International Corporation, a global private equity firm (“Advent”), which he joined in 1990, currently serves as a director of lululemon athletica inc., Vantiv, Inc. and Charlotte Russe Holding Inc. and previously served as a director of Dufry AG, Party City Holdings, Inc. and a number of privately held businesses. Mr. Mussafer’s experience serving as a director of public and private companies led to the conclusion that he should serve as a director of Five Below.

David Schlessinger. Mr. Schlessinger, 60, is the co-founder of Five Below and Chairman Emeritus of our board. Mr. Schlessinger previously served as our Executive Chairman from 2005 until January 31, 2015 and as our President from 2002 to 2005. Mr. Schlessinger has been a director of Five Below since our incorporation in 2002. Previously, Mr. Schlessinger founded Zany Brainy, Inc., a retail children’s educational products company, in 1991 and served as Zany Brainy’s Chief Executive Officer until 1996 and as its Chairman until 1998. He also founded Encore Books, a retail bookstore chain, in 1973 and served as its Chairman and Chief Executive Officer until 1986. Mr. Schlessinger previously served as a director of Destination Maternity Corporation from 2002 to 2011. Mr. Schlessinger’s extensive experience in the management, operations and finance of a retail business as well as his knowledge of the Company as a founder led to the conclusion that he should serve as a director of Five Below.

Thomas G. Vellios. Mr. Vellios, 60, is the co-founder of Five Below and Executive Chairman and has served as one of our directors since our incorporation in 2002. Mr. Vellios previously served as our Chief Executive Officer from 2002 until January 31, 2015. Mr. Vellios also served as our President from 2005 until June 2014. Previously, Mr. Vellios served as President, Chief Executive Officer and a director of Zany Brainy, Inc. Prior to joining Zany Brainy, Mr. Vellios served as Senior Vice President, General Merchandise Manager at Caldor, a regional discount chain and a division of the May Company. Mr. Vellios’ extensive experience in the retail industry, his experience with the management, operations and finance of a retail business, and his knowledge of the Company as a founder led to the conclusion that he should serve as a director of Five Below.

Nominees for Election to the Board of Directors for a One-Year Term Expiring at the 2016 Annual Meeting

Catherine E. Buggeln. Ms. Buggeln, 54, has served as a director since March 2015. Ms. Buggeln has been a consultant to various retailers since 2004. Since 2012, Ms. Buggeln has exclusively provided consulting services to Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies. Ms. Buggeln formerly served as the Senior Vice President of Strategic Planning and New

Business Development at Coach, Inc., a leading marketer of modern classic American accessories, from 2001 to 2005. Ms. Buggeln is a director of Ascena Retail Group, Inc., where she serves on the audit and compensation committees, and Vitamin Shoppes, Inc., where she serves on the nominating and governance committee. She also previously served as a director of The Timberland Company in 2011. Ms. Buggeln’s extensive experience in the retail industry, in both managerial and director roles, led to the conclusion that she should serve as a director of Five Below.

Nominees for Election to the Board of Directors for a Two-Year Term Expiring at the 2017 Annual Meeting

Joel D. Anderson. Mr. Anderson, 50, has served as a director since February 2015, when he was appointed to serve as our President and Chief Executive Officer. Prior to becoming our President and Chief Executive Officer, Mr. Anderson was our President and Chief Operating Officer from July 2014 until January 31, 2015. Prior to joining Five Below, Mr. Anderson served as President and Chief Executive Officer of Walmart.com, an e-commerce website, from 2011 until 2014 and as the divisional Senior Vice President of the Northern Plains division of Wal-mart Stores, Inc., a global retailer, from 2010 to 2011. Prior to joining Wal-mart Stores, Inc., Mr. Anderson was President of the retail and direct business units for Lenox Group, Inc., a designer, distributor, wholesaler and retailer of fine quality tableware, collectible and other giftware products. Mr. Anderson’s experience in the retail industry as well as his position as our President and Chief Executive Officer led to the conclusion that he should serve as a director of Five Below.

Kathleen S. Barclay. Ms. Barclay, 59, has served as a director since March 2015. Ms. Barclay has served as the Senior Vice President of Human Resources for The Kroger Co., a grocery supermarket company, since 2009. Prior to joining The Kroger Co., Ms. Barclay served in many leadership roles at General Motors Corporation, a multinational automotive corporation, from 1985 to 2010. Most recently she served as General Motors Corporation’s Vice President of Global Human Resources and General Motors University from 1998 to 2009. Ms. Barclay’s management experience with a large-scale retailer led to the conclusion that she should serve as a director of Five Below.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2016 Annual Meeting

Michael F. Devine, III. Mr. Devine, 56, has served as a director since March 2013. Mr. Devine is the former Executive Vice President and Chief Financial Officer of Coach, Inc. Mr. Devine served as Chief Financial Officer since December 2001 and Executive Vice President and Chief Financial Officer since August 2007 until his retirement in August 2011. Prior to joining Coach, Mr. Devine served from 2000 to 2001, as Senior Vice President and Chief Financial Officer of Mothers Work, Inc., now Destination Maternity Corporation, a designer, manufacturer and retailer of maternity apparel. Mr. Devine currently serves as a director and member of the audit committees of Deckers Outdoor Corporation and Express, Inc. Mr. Devine previously served as a director and member of the audit committee of Nutrisystem, Inc. Mr. Devine’s extensive experience in the retail industry, as both an executive officer and director, led to the conclusion that he should serve as a director of Five Below.

Ronald L. Sargent. Mr. Sargent, 59, has served as a director since 2004. Mr. Sargent has served as the Chief Executive Officer of Staples, Inc., an office supply company, since 2002 and as Chairman of its board of directors since 2005. Prior to becoming Chairman and Chief Executive Officer, Mr. Sargent held a variety of executive positions at Staples, Inc. since joining the company in 1989. Mr. Sargent currently serves as a director of The Kroger Co. and previously served as a director of The Home Depot, Inc. and Mattel, Inc. Mr. Sargent’s experience as an executive officer and director of Staples, Inc. as well as his extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2017 Annual Meeting

Thomas M. Ryan. Mr. Ryan, 62, has served as a director since 2011. In 2011, Mr. Ryan became an operating partner of Advent as a part of its Operating Partner Program. Prior to joining our board of directors,

Mr. Ryan served as the Chairman of the board of directors, President and Chief Executive Officer of CVS Caremark Corporation, now CVS Health, a retail pharmacy and healthcare corporation, until he retired in 2010. Mr. Ryan became the Chief Executive Officer of CVS Corporation in 1998 and he also served as the Chairman of the board of directors of CVS Corporation from 1999 to 2007. Mr. Ryan also served as the chairman of CVS Health’s board of directors from 2007 to 2011. Mr. Ryan currently serves as a director of Yum! Brands, Inc. and Vantiv, Inc. and previously served as a director of Bank of America Corporation. Mr. Ryan’s experience in the retail industry, as both an executive officer and director of a large retail company, led to the conclusion that he should serve as a director of Five Below.

In addition to the information presented above regarding each director’s specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our directors’ experience on other company boards and board committees.

There are no family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of nine members. Our articles of incorporation and bylaws provide that our board of directors will consist of a number of directors, not less than three nor more than eleven, to be fixed exclusively by resolution of the board of directors.

Our articles of incorporation provides for a staggered, or classified, board of directors consisting of three classes of directors, each serving staggered three-year terms, which, assuming the election of Mses. Buggeln and Barclay and Mr. Anderson at the Annual Meeting, is as follows:

•	the Class I directors are Ms. Buggeln and Messrs. Devine and Sargent, and their terms will expire at the annual meeting of shareholders to be held in 2016;

•	the Class II directors are Ms. Barclay and Messrs. Anderson and Ryan, and their terms will expire at the annual meeting of shareholders to be held in 2017; and

•	the Class III directors are Messrs. Mussafer, Schlessinger and Vellios, and their terms will expire at the Annual Meeting.

Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of shareholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our board of directors will make it more difficult for a third party to acquire control of us.

Director Independence

Our board of directors observes all applicable criteria for independence established by The NASDAQ Stock Market LLC and other governing laws and applicable regulations. No director will be deemed to be independent unless our board of directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Devine, Mussafer, Ryan and Sargent and Mses. Buggeln and Barclay are independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC. Of these independent directors, our board has determined that: (i) Messrs. Devine, Ryan and Sargent, who comprise our audit committee; (ii) Ms. Barclay and Mr. Ryan, who comprise our compensation committee; and (iii) Messrs. Mussafer and Sargent and Ms. Buggeln, who comprise our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Our board of directors also determined that Steven J. Collins, who resigned in March 2015 as a member of our board of directors and our compensation committee, was independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC and satisfied the independence standards for the compensation committee established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the board of directors. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the board of directors with Mr. Anderson serving as our Chief Executive Officer and Mr. Vellios serving as Executive Chairman of the board. We believe this is appropriate as it provides Mr. Anderson with the ability to focus on our day-to-day operations while allowing Mr. Vellios to lead our board of directors in its fundamental role of providing advice to and oversight of management. In addition, as Executive Chairman, Mr. Vellios remains involved in key matters affecting our business and in implementing our growth strategy.

Our board of directors plays an active role in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees management of financial risks. Our nominating and corporate governance committee is responsible for managing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise.

Compensation Risk Analysis

The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the compensation committee seeks to mitigate such risk by providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years (to encourage an appropriately long-term focus).

Moreover, while the compensation committee continues to evaluate the implementation of a formal stock ownership guideline for our management team, we note that our Named Executive Officers (as defined below) already maintain a substantial equity ownership position, through direct stock ownership and/or the ownership of option and restricted stock unit awards. We believe that this ownership position provides significant incentives to ensure that the management team’s actions, and the actions of all those reporting to them, are focused on the creation of sustainable shareholder value and the avoidance of excessive risk.

In fiscal 2014, the compensation committee approved the new form of restricted stock unit agreement that provides for the repayment of vested shares or cancellation of unvested shares pursuant to certain awards if it is determined by the compensation committee that gross negligence, intentional misconduct or fraud by the grantee caused or partially caused the Company to restate all or a portion of its financial statements.

Committees of the Board of Directors

The standing committees of our board of directors include: the audit committee, the compensation committee and the nominating and corporate governance committee. The composition and responsibilities of each standing committee is described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Current copies of the charters for each of these committees are available on our website, www.fivebelow.com, under the “Investor Relations” section.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among other things, as set forth in the audit committee charter:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	overseeing management of financial risks;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	approving related party transactions; and

•	reviewing whistleblower complaints relating to accounting, internal accounting controls or auditing matters and overseeing the investigations conducted in connection with such complaints.

Our audit committee consists of Messrs. Devine, Ryan and Sargent. Mr. Devine serves as the chairperson of the audit committee. Mr. Devine was elected as chairperson of the audit committee in March 2013. All of the members of the audit committee are independent for purposes of serving on the audit committee and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Our board has determined that Mr. Devine is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication defined under the applicable rules of The NASDAQ Stock Market LLC.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

•

reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements and any other benefits, compensation or arrangements;

•	reviewing and recommending the terms of employment agreements with our executive officers;

•	reviewing succession planning for our executive officers;

•	reviewing and recommending compensation goals, bonus and stock-based compensation criteria for our employees;

•	reviewing and recommending the appropriate structure and amount of compensation for our directors;

•	overseeing the management of risks relating to our executive compensation plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement;

•

overseeing compliance with the SEC’s and The NASDAQ Stock Market LLC’s rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on compensation and approval of equity compensation plans; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee consists of Ms. Barclay and Mr. Ryan. Mr. Ryan serves as the chairperson of the compensation committee. Mr. Ryan was elected chairperson of the compensation committee in March 2013. All of the members of the compensation committee are determined to be independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. The compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our board. Among other matters, the nominating and corporate governance committee is responsible for the following as set forth in the nominating and corporate governance committee charter:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our board of directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	managing risks associated with the independence of the board of directors;

•	evaluating and making recommendations as to the size and composition of the board of directors;

•	overseeing the evaluation of our board of directors and management; and

•	recommending members for each committee of our board of directors.

Our nominating and corporate governance committee consists of Ms. Buggeln and Messrs. Mussafer and Sargent. Mr. Sargent serves as the chairperson of the nominating and corporate governance committee. Mr. Sargent was elected chairperson of the nominating and corporate governance committee in March 2013. All of the members of the nominating and corporate governance committee are determined to be independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. In 2014, the nominating and corporate governance committee engaged Spencer Stuart, an outside search firm, to help identify potential director candidates and to assist by providing background information and assessments of qualifications on potential candidates.

Meetings and Attendance

During fiscal 2014, there were five meetings of the board of directors, seven meetings of the audit committee, three meetings of the compensation committee and one meeting of the nominating and corporate governance committee. Each of our directors attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which he served during fiscal 2014. In addition, the independent directors meet in executive session at least twice per year without the presence of management. The chairman of the nominating and corporate governance committee chairs these executive sessions of independent directors.

Our board of directors expects its members to attend the annual meetings of shareholders. All of our directors attended the 2014 annual meeting of shareholders. The Company expects that all of its directors will attend this year’s Annual Meeting.

Director Compensation

In fiscal 2014, each of our non-employee directors who is not affiliated with Advent was paid the following pursuant to our Compensation Policy for Non-Employee Directors:

•	an annual cash retainer of $60,000;

•	an additional retainer of $25,000 for the audit committee chair and the compensation committee chair and $15,000 for the nominating and corporate governance committee chair; and

•	an annual equity grant with a fair market value of $90,000 in the form of restricted stock units and vesting on the date of the next annual meeting.

Each non-employee director has the option to receive some or all of his or her cash retainer in the form of shares of our common stock. Directors do not receive a fee for attending meetings, but they are entitled to reimbursement of travel expenses relating to their service.

In April 2015, our compensation committee and board of directors approved an amendment to our Compensation Policy for Non-Employee Directors to permit any directors affiliated with Advent to participate in the policy. In addition, our Compensation Policy for Non-Employee Directors was amended to provide that any former employee who served on the board of directors at the time of the termination of such person’s employment with the Company will not be eligible to receive compensation under the policy until the first anniversary of the expiration of the term on the board of such individual during which the employment termination occurred. Other than the modifications identified above, the Compensation Policy for Non-Employee Directors for fiscal 2015 is identical to the fiscal 2014 policy. Pursuant to the amended policy, Mr. Mussafer is entitled to receive a pro-rated portion of the annual cash retainer for fiscal 2015 commencing on March 10, 2015 and an annual equity grant at the Annual Meeting.

The following table sets forth information on compensation of all our non-employee directors for fiscal 2014:

Name	Fees Earned or Paid in Cash(1) ($)	Restricted Stock Unit Awards(2) ($)	All Other Compensation ($)		Total ($)
Steven J. Collins(3)	—	—	—		—
Andrew W. Crawford(4)	—	—	—		—
David M. Mussafer	—	—	—		—
Michael F. Devine III	85,000	90,000	—		175,000
Thomas M. Ryan	105	90,000	84,895	(5)	175,000
Ronald L. Sargent	83	90,000	74,917	(5)	165,000

(1)	Cash fees include annual director’s retainer and, where applicable, committee chair fees as well as cash payable in lieu of fractional shares.
(2)	The amounts reported in this column reflect the fair value on the grant date of the restricted stock unit awards granted in fiscal 2014 computed in accordance with Financial Accounting Standards Board

(“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted stock unit awards contained in Note 1 and Note 6 to the consolidated financial statements included as a part of the 2014 Form 10-K, filed with the SEC on March 26, 2015. The aggregate number of shares of restricted stock units outstanding at fiscal year-end for each non-employee director is as follows: 2,324 units for each of Messrs. Devine, Ryan and Sargent, which will vest on date of the Annual Meeting.
(3)	Mr. Collins resigned from our board of directors on March 10, 2015.
(4)	Mr. Crawford’s term as a member of our board of directors expired at the annual meeting of shareholders in 2014.
(5)	The amounts reported reflect the fair value on the grant date of the restricted stock awards granted to Messrs. Ryan and Sargent in lieu of the cash retainers paid quarterly and computed in accordance with FASB ASC Topic 718.

In March 2014, our board of directors adopted Stock Ownership Guidelines for non-employee directors upon consulting with, and the recommendation of, Hay Group. Pursuant to the guidelines, each non-employee director is required to own shares of our common stock having an aggregate fair market value equal to or greater than three times the highest annual cash retainer payable to a non-employee director in the preceding calendar year pursuant to the Compensation Policy for Non-Employee Directors. For purposes of the guidelines, the highest annual cash retainer will include any cash retainer payable in a given calendar year the payment of which is deferred to a later calendar year and the value of shares or other property received in lieu of a cash retainer in a given calendar year. Non-employee directors at the time the Stock Ownership Guidelines were adopted will have five years from the adoption of the guidelines to attain the specified level of equity ownership. Any non-employee director elected following the adoption of the guidelines will have five years from the date of such election to attain the specified level of equity ownership. For purposes of the guidelines, a non-employee director’s holdings include: shares held outright by the non-employee director; vested restricted shares and shares subject to vested but unsettled restricted stock units held by the non-employee director; and shares otherwise beneficially owned by the non-employee director. Our board of directors may waive compliance with the guidelines on a case by case basis, but it is anticipated that waivers will be rare and in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the non-employee director’s personal circumstances.

Compensation Committee Interlocks and Insider Participation

During the past fiscal year, Messrs. Crawford, Collins and Ryan served as members of the compensation committee. We have indemnification agreements with each of our directors, including Messrs. Crawford, Collins and Ryan, which provide such directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. See “Certain Relationships and Related Party Transactions” for more information.

None of these individuals was at any time an officer or an employee of Five Below. In addition, none of our executive officers currently serves, or in fiscal 2014 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our Corporate Secretary, c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of our securities that the person holds;

•	any special interest of the shareholder in the subject matter of the communication (i.e.—not in such person’s capacity as one of our shareholders); and

•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

All communications that comply with the above procedural requirements will be relayed to the appropriate member of the board of directors. We will not forward any communications:

•

regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our security holders or other constituencies generally;

•	that advocate our engaging in illegal activities;

•	that, under community standards, contain offensive, scurrilous or abusive content; or

•	that have no rational relevance to our business or operations.

Director Nomination Process

Minimum Qualifications of Directors

The nominating and corporate governance committee of the board of directors is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval of the board of directors. The nominating and corporate governance committee may solicit recommendations for nominees from other members of the board and management. Our nominating and corporate governance committee may also retain professional search firms to identify candidates. The nominating and corporate governance committee seeks to identify, as candidates for director, persons with a reputation for and record of integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. The nominating and corporate governance committee shall also consider the racial, ethnic and gender diversity of the board.

At a minimum, each director will be expected to:

•	understand the Company’s business and the industry in general;

•	have experience in positions with a high degree of responsibility and be leaders in the organizations in which they are affiliated;

•	be free from conflicts of interest that could interfere with a director’s duties to the Company;

•	regularly attend meetings of the board and of any committees on which the director serves;

•	review in a timely fashion and understand materials circulated to the board regarding the Company or the industry;

•	participate in meetings and decision-making processes in an objective and constructive manner; and

•	be reasonably available, upon request, to advise the Company’s officers and management.

In addition, the committee may consider the following criteria, among others the committee shall deem appropriate, in recommending candidates for election to the board of directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

•	practical and mature business judgment;

•	global experience; and

•	level of financial literacy.

Due consideration will be given to the board’s overall balance of diversity of perspectives, backgrounds and experiences.

If the committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, the committee will assemble information concerning the background and qualifications of the candidate. The committee may solicit the views of the Company’s senior management and other members of the board of directors regarding the qualifications and suitability of candidates. A member or members of the committee will then interview the candidate. The committee may also elect to contact other sources as it deems appropriate to solicit additional information on the candidate. Based on all available information and relevant considerations, the committee will select a candidate who, in the view of the committee, is most suited for membership on the board.

Shareholder Nominations of Directors and Other Business

Our bylaws provide procedures by which a shareholder may nominate individuals for election to our board of directors at any meeting of shareholders or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other proper business before an annual meeting of shareholders, should deliver a written notice to our Corporate Secretary at our principal executive offices at 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Corporate Secretary at our principal executive offices at 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of the date of the meeting and of the nominees proposed by the board to be elected at such meeting nor earlier than the 90th day prior to that special meeting.

A shareholder’s notice shall set forth:

•

as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Company if so elected;

•

as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Candidates proposed by shareholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the committee under criteria similar to the evaluation of other candidates set forth above in “Minimum Qualifications of Directors,” except that the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company.

Code of Business Conduct and Ethics

Our code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.fivebelow.com. Disclosure regarding any amendments to the code, or any waivers of its requirements for an executive officer or director, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of The NASDAQ Stock Market LLC.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the board and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.fivebelow.com.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon.

In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements and reporting process for the fiscal year ended January 31, 2015, including internal controls over financial reporting, with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 filed with the SEC.

Audit Committee

Michael F. Devine, III, Chairman

Thomas M. Ryan

Ronald L. Sargent

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Thomas M. Ryan, Chairman

Kathleen S. Barclay

The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

Kenneth R. Bull. Mr. Bull, 52, has served as our Chief Financial Officer and Treasurer since 2012. He joined the Company as Senior Vice President, Finance in 2005 and has also served as our Secretary. Previously, Mr. Bull was the Finance Director and Treasurer for Urban Outfitters, Inc., a specialty lifestyle merchandising retailer, from 1999 to 2003, and the Vice President, Finance and Controller for Asian American Partners d/b/a Eagle’s Eye, a wholesaler and retailer of women’s and children’s better apparel from 1991 to 1999.

Eric M. Specter. Mr. Specter, 57, joined the Company as Chief Administrative Officer in July 2014. Prior to joining the Company, Mr. Specter served as Executive Vice President and Chief Integration Officer of Ascena Retail Group, Inc. (“Ascena”), a specialty clothing, shoes and accessories retailer, from 2012 to 2014. Previously, Mr. Specter served as Executive Vice President and Chief Financial Officer of Charming Shoppes, Inc., a specialty apparel retailer, from 1997 until it was acquired by Ascena in 2012.

Michael F. Romanko. Mr. Romanko, 49, joined the Company as Executive Vice President of Merchandising in January of 2015. Prior to joining the Company, Mr. Romanko served as Chief Design Officer of Patriarch Partners, LLC, a private equity firm, since 2013. Previously, Mr. Romanko was a Partner at Qbbs Global LLC, a retail strategy consulting firm, from 2009 to 2013.

Biographies for Messrs. Vellios and Anderson are included under the heading “Board of Directors.”

Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This compensation discussion and analysis provides an overview of our executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided with respect to fiscal 2014 to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers in 2014. These individuals are referred to collectively as the Named Executive Officers.

The following table identifies the Named Executive Officers, as well as the positions held by such individuals during fiscal 2014:

Name	Position
Thomas G. Vellios	Chief Executive Officer and Founder
Kenneth R. Bull	Chief Financial Officer, Secretary and Treasurer
Joel D. Anderson	President and Chief Operating Officer
Eric M. Specter	Chief Administrative Officer
Michael F. Romanko	Executive Vice President, Merchandising

Executive Summary

Overview

Our compensation philosophy for our Named Executive Officers is driven by the need to recruit, develop, motivate and retain top talent both in the short- and long-term and align the interests of Named Executive Officers and shareholders. We strive to accomplish this by providing a portion of overall pay in the form of performance-based compensation, primarily through our annual and long-term incentive programs. Our executive pay program provides significant emphasis on variable or “at risk” compensation, each of which is linked to key drivers of shareholder value creation. The compensation committee reviews the Company’s executive compensation program on an ongoing basis, including our compensation philosophy and objectives.

Elements of Our Executive Compensation and Benefits Programs

We provide compensation to our Named Executive Officers through a combination of the following:

•	Base salary;

•	Annual cash incentives;

•	Long-term equity incentives; and

•	Retirement (401(k) Plan), Employee Stock Purchase Plan, health and welfare benefits, and limited perquisites.

The portion of executive compensation devoted to each of the elements of pay is driven by our principles and objectives as well as each Named Executive Officer’s role and strategic value to the organization as further described in the table below.

Element of Pay	Designed to Reward	Alignment with Principles + Objectives
Base Salary	• Experience, knowledge in industry, duties and scope of responsibility.	• Provides a minimum, fixed level of cash compensation to attract and retain talented executives who can continue to improve the Company’s overall performance.

Annual Incentives	• Success in achieving annual objectives.	• Motivates executives to achieve specific performance goals and objectives.

Long-Term Incentives	• Attainment of objectives over time, shareholder value creation and success in long-term growth and development.

•    Motivates executives to achieve long-term objectives.

•    Aligns the executives’ interests with long-term shareholder interests in order to increase overall shareholder value.

•    Potentially largest pay component which provides opportunity for significant compensation enabling Company to attract and retain talented executives.

Fiscal 2014 Highlights

•	New Hires. Messrs. Anderson, Specter and Romanko joined the Five Below team in executive roles.

•

Annual Incentive Compensation. The Company’s adjusted operating income (determined prior to giving effect to any bonuses potentially payable under the Incentive Bonus Plan (defined below)) was $80.264 million, so each Named Executive Officer (other than Mr. Romanko who was not eligible for a fiscal 2014 bonus) received an incentive bonus under the Incentive Bonus Plan for fiscal 2014 equal to 30% of such Named Executive Officer’s applicable target bonus opportunity. See “—Annual Incentive Compensation.”

•	Long-term Equity Incentive Compensation.

•

The compensation committee introduced performance-based restricted stock units (“PRSUs”) as a component of equity awards to the Named Executive Officers to incorporate multi-year metrics into our executive compensation program and to further align the interests of our Named Executive Officers with shareholders.

•

Mr. Vellios received PRSUs that vest in certain percentages at the end of each of fiscal years 2015, 2016, and 2017, subject to the achievement of certain performance targets as determined by the compensation committee.

•

Messrs. Anderson and Bull were each granted stock option awards that vest 50% two years after the vesting commencement date with the remaining 50% vesting in 25% increments on each of the third and fourth anniversaries of the vesting commencement date, subject to such individual’s continued employment with the Company. In addition, Messrs. Anderson and Bull were each awarded PRSUs, which will vest as of the last day of the three-year performance period ending at the end of fiscal 2016 contingent on the Company’s achievement of specified levels of cumulative adjusted operating income for fiscal years 2014, 2015 and 2016, and are subject to his continued service during such performance period.

•

In connection with the commencement of his employment, Mr. Anderson was also awarded (i) time-based restricted stock units, which vest in three equal installments culminating on January 1, 2016 and (ii) a combination of time-based restricted stock units and PRSUs. Mr. Anderson’s time-based restricted stock unit award vests in two equal installments on December 1, 2017 and 2018 and his PRSU award vests in two equal installments on February 3, 2018 and February 2, 2019 based on the attainment of an earnings growth performance goal for the Company’s 2017 and 2018 fiscal years. Mr. Anderson’s equity grants are subject, in each case, to his continued employment through the applicable vesting date.

•

In connection with such individual’s commencement of service with the Company, Messrs. Specter and Romanko were each granted stock option awards and time-based restricted stock unit awards that vest 50% two years after the vesting commencement date with the remaining 50% vesting in 25% increments on each of the third and fourth anniversaries of the vesting commencement date, subject to such individual’s continued employment with the Company.

See “—Long-term Equity Incentive Compensation.”

Post-2014 Changes

Changes to Management

Effective February 1, 2015, the following changes occurred with respect to our executive officers:

•	David Schlessinger resigned as the Executive Chairman of the Company and was appointed Chairman Emeritus of the board;

•	Thomas G. Vellios resigned as the Chief Executive Officer of the Company and was appointed our Executive Chairman; and

•	Joel D. Anderson, our President, was also appointed our Chief Executive Officer.

Changes to Annual Incentive Plan

On March 10, 2015, the board of directors and the compensation committee jointly approved the performance targets and the potential bonus payouts for the Named Executive Officers for fiscal 2015 under the Incentive Bonus Plan. For fiscal 2015, the compensation committee determined that in addition to adjusted operating income, the annual cash bonus opportunity for each of the Named Executive Officers would be based in part on certain net sales targets and the compensation committee set certain individual goals for Messrs. Specter and Romanko.

See “—Post-Fiscal 2014 Items” below for more details regarding the changes to our compensation program after fiscal 2014.

Purpose and Philosophy

We follow several principles in the development and administration of the above elements of our executive compensation program. In establishing executive compensation, we believe that:

•	our executive compensation programs are aligned with and support the strategic direction of our business;

•	we design compensation levels to reflect the level of accountability and future potential of each executive and the achievement of outstanding individual results;

•	our compensation programs are designed to link pay with overall company performance and reward executives for behaviors which drive shareholder value creation;

•

as an executive’s level of responsibility increases, the proportion of compensation “at risk” may increase; however, executive compensation programs should not encourage excessive or unnecessary risks; and

•	the design and administration of our compensation programs will reflect best practices to be financially efficient, affordable and legally compliant.

The competitiveness of our executive compensation program is not targeted at a specific market level for any individual element of compensation or for the program in its entirety. However, we generally set target compensation opportunities to be competitive with other retail companies of similar size, complexity and business model. While providing market competitive levels of compensation is a core consideration, our decision-making also incorporates our annual performance and the impact of the employee’s performance on our business results. In instances where Company and individual performance significantly exceed the agreed-upon objectives, we would expect to pay above-market compensation.

Role of the Compensation Committee

As described in more detail under “Board of Directors—Committees of the Board of Directors—Compensation Committee,” the compensation committee operates under a written charter, which sets forth the roles and responsibilities of the compensation committee regarding executive compensation.

Mr. Ryan and Ms. Barclay are members of the compensation committee, both of whom are independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC and satisfied the independence standards for the compensation committee established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. During the past fiscal year, Mr. Crawford, whose term expired at the 2014 annual meeting of shareholders, and Mr. Collins, who resigned in March 2015 also served as members of the compensation committee. Each of Messrs. Crawford and Collins was independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC and satisfied the independence standards for the compensation committee established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Role of Executives in Establishing Compensation

Our board of directors has delegated administration of our executive compensation program to the compensation committee. Our compensation committee reviews the performance of our Chief Executive Officer and makes determinations and decisions on his compensation program, including the components, mix and targeted amounts thereof. In addition, our Chief Executive Officer provides recommendations regarding the design of our compensation programs to the compensation committee for all Named Executive Officers, excluding himself. Upon the compensation committee’s approval, the execution of the elements of the executive compensation programs is the responsibility of the Chief Financial Officer and/or his delegees.

Consideration of Most Recent Shareholder Advisory Vote on Executive Compensation

At our 2013 annual meeting, we conducted our first “Say-On-Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The compensation committee appreciates that approximately 92% of the shares voting approved of our executive compensation and believes, therefore, that our shareholders are supportive of our current executive compensation practices. Nevertheless, the compensation committee continues to refine our executive compensation practices in its ongoing effort to ensure that those practices support our overall corporate goals and values.

In line with the recommendation by the Company’s shareholders at our 2013 annual meeting of shareholders, the board of directors decided that it will include an advisory shareholder vote on executive compensation in its proxy materials triennially until the next shareholder vote on the frequency of an advisory vote on executive compensation. Thus, the next “Say-On-Pay” shareholder advisory vote to be conducted by the Company will occur at our 2016 annual meeting of shareholders.

Compensation Consultant and Peer Group Comparison

During fiscal 2013, in anticipation of setting compensation strategies for fiscal 2014, the compensation committee engaged Hay Group, as its independent compensation consultant, to conduct a market review and to provide assistance, guidance and considerations with respect to, among other things, the following topics: (i) board of directors compensation pay levels and structure for fiscal 2014, (ii) our compensation philosophy to be utilized on a going-forward basis (as described above) and (iii) short-term and long-term incentive compensation strategy and design for fiscal 2014.

In connection with this engagement, Hay Group worked with the compensation committee and the Company’s management to develop the following peer group:

• Bebe Stores	• Gordmans Stores
• Body Central	• Hibbett Sports
• Buckle	• lululemon athletica
• Build-A-Bear Workshop	• Rue21
• Casual Male Retail Grp	• Tilly’s
• Citi Trends	• Tumi Holdings
• Francescas Holdings	• Vitamin Shoppe
• Fresh Market	• Zumiez

Our peer group consists of 16 similarly-situated companies within the retail industry. The compensation committee (in conjunction with Hay Group) performed a comprehensive competitive assessment of the various elements of our compensation program for both employees and directors vis-à-vis the above peer group. Additionally, Hay Group and the compensation committee conducted a thorough review of peer and broader retail industry annual incentive and long-term incentive programs and practices and developed guiding principles for our fiscal 2014 annual incentive and long-term incentive design. Specifically, the compensation committee utilized the newly created peer group and information from Hay Group in connection with the following actions: (i) revising the Compensation Policy for Non-Employee Directors effective fiscal 2014, (ii) designing Stock Ownership Guidelines for non-employee directors, (iii) revising our long-term incentive practices to add long-term PRSUs, and (iv) designing competitive market-based compensation packages for the Named Executive Officers (Mr. Anderson, Mr. Specter and Mr. Romanko) hired in fiscal 2014.

The compensation committee continued to engage the services of Hay Group as a compensation consultant during fiscal 2014 in connection with the ongoing administration and integration of the various compensation design changes initially discussed during fiscal 2013 and approved by the compensation committee in March of 2014. In addition, the compensation committee utilized the services of Hay Group in fiscal 2014 in connection with designing the PRSU award for Mr. Vellios.

The compensation committee has examined the independence of Hay Group under factors contained in the NASDAQ listing standards and determined that Hay Group is independent and concluded that its work for us does not raise any conflict of interest. The compensation committee has also considered the independence of Hay Group. Because of policies and procedures Hay Group and the compensation committee have in place, the compensation committee is confident that the advice it receives from executive compensation consultants at Hay Group is objective and not influenced by Hay Group’s or its affiliates’ relationships with the Company or its officers. These policies and procedures include the following:

•	the consultants receive no incentive or other compensation based on the fees charged to the Company for other services provided by Hay Group or any of its affiliates;

•	the consultants are not responsible for selling other Hay Group or affiliate services to the Company;

•

Hay Group’s professional standards prohibit the individual consultant from considering any other relationships Hay Group or its affiliates may have with the Company in rendering his or her advice and recommendations;

•	the consultants have direct access to the compensation committee without management intervention;

•	the compensation committee has the sole authority to retain and terminate Hay Group; and

•	the compensation committee evaluates the quality and objectivity of the services provided by Hay Group periodically and determines whether to continue to retain Hay Group.

Relative Size of Major Compensation Elements

In setting executive compensation, the compensation committee considers the aggregate compensation payable to a Named Executive Officer, the form of that compensation, and the mix of the elements of the Named Executive Officer’s compensation. The compensation committee seeks to achieve the appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

The compensation committee may decide, as appropriate, to modify the mix of base salary, annual cash incentives, long-term equity incentives and retirement/perquisites to best fit a Named Executive Officer’s specific circumstances. For example, the compensation committee may make the decision to award more cash and not award an equity grant. This provides more flexibility to the compensation committee to reward executive officers appropriately as they near retirement, when they may only be able to partially fulfill the vesting required for equity grants. The compensation committee may also increase the amount of equity grants to an executive officer if the total number of career equity grants does not adequately reflect the executive’s current position with us or if an above-market compensation package is necessary to attract and retain critical talent. The compensation committee will generally determine to set or adjust the types of compensatory incentive either upon hire of a Named Executive Officer or prior to the commencement of a fiscal year, as appropriate. However, the compensation committee reserves the right to adjust compensatory items during the course of a fiscal year to respond to changes in our performance or as may be needed to retain key personnel. Additionally, the compensation committee may decide to make equity grants, as appropriate, throughout the fiscal year, which may increase the executive’s allocation of compensation toward long-term equity incentives in any given fiscal year.

Base Salary

We provide Named Executive Officers with base salaries to compensate them for services rendered during the year. The compensation committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. The compensation committee annually reviews base salary for executive officers and makes adjustments only when necessary based on the executive’s and the Company’s performance. The following table reflects the base salaries for each of our Named Executive Officers for fiscal years 2013 and 2014, as applicable:

Named Executive Officer	2013 Base Salary	2014 Base Salary
Thomas G. Vellios	$700,000	$700,000
Joel D. Anderson	—	$700,000
Kenneth R. Bull	$338,000	$400,000
Eric M. Specter	—	$475,000
Michael F. Romanko	—	$450,000

See “Executive Compensation—Summary Compensation Table” for more information about the actual amounts earned by each Named Executive Officer for fiscals 2013 and 2014, as applicable.

Annual Incentive Compensation

We provide cash incentive awards to Named Executive Officers for achieving (subject to minimum or threshold achievement) and exceeding our annual financial goals, which are generally based on the attainment of certain pre-established performance criteria under the Five Below, Inc. 2012 Performance Bonus Plan, or the Incentive Bonus Plan. The Incentive Bonus Plan is administered by the compensation committee, which makes its award determinations based upon the attainment of the performance criteria previously determined and approved by the compensation committee for that fiscal year. Awards under the Incentive Bonus Plan are designed to motivate and compensate executives for the achievement of our annual business objectives.

The target bonus opportunities for each of our Named Executive Officers for fiscal 2014 were as follows:

Named Executive Officer	Target Bonus (% of Base Salary)
Thomas G. Vellios	50%
Kenneth R. Bull	50%
Joel D. Anderson	100%
Eric M. Specter	50%
Michael F. Romanko*	—

*	As further described below under the heading of “Michael F. Romanko Employment Letter Agreement,” Mr. Romanko’s employment with the Company commenced on January 19, 2015 and he was not eligible for any bonus under the Incentive Bonus Plan for fiscal 2014.

In June 2014, our compensation committee approved the performance targets and the potential bonus payouts for the Named Executive Officers for fiscal 2014 under the Incentive Bonus Plan. The compensation committee determined that a main business objective was to continue to increase our adjusted operating income. For fiscal 2014, the compensation committee determined that adjusted operating income would be calculated by adjusting our operating income to exclude the impact of stock-based compensation expense that relates to the cancellation of stock options granted to the Company’s founders in fiscal year 2010 to purchase 2,020,620 shares of common stock, in exchange for the grant of an equal number of restricted shares that vest through March 2014 and on-going expense recognition of the awards over the remaining vesting period. Accordingly, for fiscal 2014, our compensation committee determined that our executive officers were to receive no payments under the Incentive Bonus Plan, unless our adjusted operating income (determined prior to giving effect to any bonuses potentially payable under the Incentive Bonus Plan) exceeded a threshold goal of $80.099 million. The applicable performance targets and potential payouts under the Incentive Bonus Plan for fiscal 2014 are as follows:

Level	Adjusted Operating Income (pre-incentive)	Bonus Payout (as a % of the Named Executive Officer’s applicable Target Bonus % of Base Salary)
Threshold	$80.099 million	30%
Target 1	$82.948 million	60%
Target 2	$85.330 million	100%
Target 3	$87.738 million	110%
Maximum	$90.170 million	120%

The incentive bonus for fiscal 2014 would not be interpolated if the Company’s adjusted operating income is between any of the relevant goal thresholds.

The compensation committee focused its annual bonus program on adjusted operating income because it believed that there is a strong relationship between growth in operating income and growth in shareholder value.

The compensation committee separately determined that exceeding our target goal of $85.330 million, set forth as Target 2, above, in adjusted operating income was an aggressive, although attainable target. The compensation committee set a maximum performance target of $90.170 million in adjusted operating income, which the compensation committee determined was indicative of truly outstanding performance. In addition, the compensation committee determined that 25% of Messrs. Bull’s and Specter’s bonuses would be based on the achievement of certain personal goals.

On March 10, 2015, the compensation committee and the board reviewed our Incentive Bonus Plan results for fiscal 2014 performance and determined that the Company’s adjusted operating income (determined prior to giving effect to any bonuses potentially payable under the Incentive Bonus Plan) was $80.264 million. Because the threshold adjusted operating income performance target of $80.099 million was achieved, each Named Executive Officer (other than Mr. Romanko who was not eligible for a fiscal 2014 bonus) received an incentive bonus under the Incentive Bonus Plan for fiscal 2014 equal to 30% of such Named Executive Officer’s applicable target bonus opportunity. The actual amount of each incentive bonus payable to Named Executive Officers is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-term Equity Incentive Compensation

Equity awards are a vital piece of our total compensation package and are designed to support our long-term strategy, provide a mechanism to attract and retain talent and to create a commonality of interest between management and our shareholders. Awards under the Five Below, Inc. Amended and Restated Equity Incentive Plan, or the Equity Incentive Plan, are intended to compensate Named Executive Officers for sustained long-term performance that is aligned with shareholder interests and to encourage retention through vesting schedules. Long-term equity incentive awards may take a variety of forms, such as stock options, restricted stock grants and restricted stock unit grants. Levels, mix, and frequency of awards are determined by the compensation committee. Such awards are designed to reflect a recipient’s level of responsibility and performance.

While initial hire and promotion grants are targeted to be at competitive levels, actual award values will reflect our actual long-term performance (through stock price appreciation and achievement of long-term performance goals). Service-based restricted stock awards may also be granted as appropriate to recognize performance and provide ownership and/or retention focus. Long-term incentives have the capacity to be the largest component of executive compensation if our performance and stock price exceed our expectations.

Overview of Fiscal 2014 Long-term Equity Incentive Awards

For fiscal years prior to fiscal 2014, annual equity awards to our Named Executive Officers consisted solely of stock option awards with time-based vesting over a period of four years. Based on review of the long-term incentive programs of companies in our peer group and the recommendation of Hay Group, the annual equity grant program for Named Executive Officers was revised for fiscal 2014 such that 50% of the long-term incentive was provided in the form of stock options and 50% of such incentive was provided in the form PRSUs.

In fiscal 2014, the Committee introduced PRSUs as a component of equity awards to the Named Executive Officers to incorporate multi-year metrics into our executive compensation program and to further align the interests of our Named Executive Officers with shareholders. Each PRSU represents the right to receive one share of our common stock, upon satisfaction of specified performance conditions. In each case, the performance condition is based on the Company’s cumulative adjusted operating income for fiscal years 2014, 2015 and 2016 (the “Performance Period”). Named Executive Officers are eligible to receive 50% to 150% of the target number of PRSUs awarded if at least the specified threshold level of adjusted operating income is achieved. The number of PRSUs earned will be interpolated proportionately to determine the number of shares deliverable for any attainment of the performance goal that is between the applicable threshold and the target levels or between the target and the maximum levels.

The compensation committee chose adjusted operating income as a measure because it believed that there is a strong relationship between growth in operating income and growth in shareholder value. For purposes of the PRSUs granted in fiscal 2014, the compensation committee determined that for the Performance Period operating income will be adjusted to exclude stock compensation expense related to restricted stock granted to David Schlessinger and Thomas Vellios prior to fiscal 2014. In addition, the compensation committee determined that if certain events were to occur during the Performance Period that result in expenses or income for the Company, operating income for purposes of the PRSUs granted in fiscal 2014 will be further adjusted for the purpose of determining whether the Company has achieved its performance targets. These adjustments include the following:

(i)	all expenses (net of reimbursements) incurred as part of a public offering of the Company’s securities, whether by the Company or by selling shareholders or both;

(ii)	expenses incurred related to acquisition transaction costs;

(iii)	income/expense incurred due to a change in accounting principles;

(iv)	external expenses incurred during the start-up period (covering all periods up to the first day that sales are generated) for any “new business venture”; and

(v)	any other adjustments that may be approved by the compensation committee.

A new business venture is any business that is not the Company’s brick and mortar business operated under the Five Below name and located in the United States. A new business venture could include an on-line business, any business located outside of the United States, and any business operating under a name other than Five Below.

The compensation committee and management believe that achievement of the target levels of performance for cumulative adjusted operating income will be challenging, but achievable with significant effort and skill, and maximum levels of performance would be indicative of truly outstanding performance.

Fiscal Year 2014 Awards

Awards to Mr. Bull

On June 24, 2014, the compensation committee approved grants of non-qualified stock options and PRSUs for Mr. Bull. Mr. Bull was awarded 9,392 stock options with 50% of the option grant vesting two years after the vesting commencement date and the remaining 50% vesting in 25% increments on each of the third and fourth anniversaries of the vesting commencement date, subject to Mr. Bull’s continued employment with the Company. In addition, Mr. Bull was awarded a PRSU award with a target number of PRSUs of 4,520 which will vest as of the last day of the Performance Period contingent on the Company’s achievement of specified levels of cumulative adjusted operating income for fiscal years 2014, 2015 and 2016, and are subject to his continued service during the Performance Period.

The following reflects the number of PRSUs Mr. Bull will be entitled to upon achievement of threshold, target and maximum levels of cumulative adjusted operating income over the respective Performance Period:

	Threshold	Target	Maximum
Number of PRSUs that vest upon attainment of Performance Goal	2,260	4,520	6,780

Mr. Bull’s option award and PRSU award will become fully vested upon the occurrence of a change in control of the Company (with PRSUs vesting at target level). 25% of Mr. Bull’s option award will become vested if Mr. Bull’s employment is terminated due to his death or disability following the first anniversary of the vesting commencement date but prior to the second anniversary of the vesting commencement date. Additionally, in the event of Mr. Bull’s termination due to his death or disability, a pro-rata portion of his PRSUs will become vested, based on his service during the Performance Period and subject to satisfaction of applicable performance goals.

Awards to Mr. Anderson

On July 21, 2014, Mr. Anderson was granted non-qualified stock options and PRSUs in connection with his commencement of employment with us. Mr. Anderson was awarded 36,269 stock options with 50% of the option grant vesting two years after the vesting commencement date and the remaining 50% vesting in 25% increments on each of the third and fourth anniversaries of the vesting commencement date, subject to Mr. Anderson’s continued employment with the Company. In addition, Mr. Anderson was awarded a PRSU award with a target number of PRSUs of 17,441 which will vest as of the last day of the Performance Period contingent on the Company’s achievement of specified levels of cumulative adjusted operating income for fiscal years 2014, 2015 and 2016, and are subject to his continued service during the Performance Period.

The following reflects the number of PRSUs Mr. Anderson will be entitled to upon achievement of threshold, target and maximum levels of cumulative adjusted operating income over the respective Performance Period:

	Threshold	Target	Maximum
Number of PRSUs that vest upon attainment of Performance Goal	8,721	17,441	26,162

Mr. Anderson’s option award and PRSU award will become fully vested upon the occurrence of a change in control of the Company (with PRSUs vesting at target level). 25% of Mr. Anderson’s option award will become vested if Mr. Anderson’s employment is terminated due to his death or disability following the first anniversary of the vesting commencement date but prior to the second anniversary of the vesting commencement date. Additionally, in the event of Mr. Anderson’s termination due to his death or disability, a pro-rata portion of his PRSUs will become vested, based on his service during the Performance Period and subject to satisfaction of applicable performance goals.

On July 21, 2014, Mr. Anderson was awarded 66,860 time-based restricted stock units (the “Replacement Grant”) to compensate him for compensation that he would be forfeiting upon terminating service with his previous employer. The time-based award vests as follows: (i) one-third of such units vested on January 1, 2015, (ii) an additional one-third of such units will vest on the earlier of (a) the later of (1) October 1, 2015 or (2) 30 days after Mr. Anderson relocates to the Philadelphia, PA metropolitan area, and (b) January 1, 2016, and (iii) an additional one-third of such units will vest on January 1, 2016. Each vesting event is subject to the Mr. Anderson’s continued employment through the applicable vesting date. However, in the event that Mr. Anderson’s employment is terminated by us without cause or by Mr. Anderson for good reason on or prior to February 24, 2016, the time-vested restricted stock units will continue to vest on the otherwise applicable vesting dates as if Mr. Anderson remained employed through such dates. In the event of a change in control of the Company, the Replacement Grant will become fully vested.

In addition, on July 21, 2014, Mr. Anderson was awarded 29,069 time-based restricted stock units and 29,069 PRSUs in order to incentivize Mr. Anderson to continue his employment after the other equity awards granted to him in connection with the commencement of his employment have vested, subject to the achievement of the necessary performance goals, as applicable. 50% of the time-based restricted stock units vest on December 1, 2017 and an additional 50% of such units vest on December 1, 2018, subject in each case to Mr. Anderson’s continued employment through the applicable vesting date. 50% of the PRSUs will vest on February 3, 2018 based on the attainment of an earnings growth performance goal for the Company’s 2017 fiscal year to be established by the compensation committee no later than the first anniversary of the grant date and 50% of the PRSUs will vest on February 2, 2019 based on the attainment of an earnings growth performance goal for the Company’s 2018 fiscal year to be established by the compensation committee no later than the first anniversary of the grant date, subject in each case to Mr. Anderson’s continued employment through the applicable vesting date. In the event of a change in control of the Company, both the time-based restricted stock units and the PRSUs become fully vested. Additionally, in the event of Mr. Anderson’s termination due to his death or disability, a pro-rata portion of the PRSUs will become vested, based on his service during the performance period and subject to satisfaction of applicable performance goals.

Awards to Mr. Specter

In connection with Mr. Specter’s commencement of employment on July 28, 2014, Mr. Specter was granted 80,000 stock options and 10,000 time-based restricted stock units. Each award to Mr. Specter vests 50% two years after the vesting commencement date with the remaining 50% vesting in 25% increments on each of the third and fourth anniversaries of the vesting commencement date, subject to Mr. Specter’s continued employment with the Company.

Each award will become fully vested upon the occurrence of a change in control of the Company and 25% of each award will become vested if Mr. Specter’s employment is terminated due to his death or disability following the first anniversary of the vesting commencement date but prior to the second anniversary of the vesting commencement date.

Awards to Mr. Romanko

In connection with Mr. Romanko’s commencement of employment on January 19, 2015, Mr. Romanko was granted 24,908 stock options and 11,771 time-based restricted stock units. Each award to Mr. Romanko vests 50% two years after the vesting commencement date with the remaining 50% vesting in 25% increments on each of the third and fourth anniversaries of the vesting commencement date, subject to Mr. Romanko’s continued employment with the Company.

Each award will become fully vested upon the occurrence of a change in control of the Company and 25% of each award will become vested if Mr. Romanko’s employment is terminated due to his death or disability following the first anniversary of the vesting commencement date but prior to the second anniversary of the vesting commencement date.

Award to Mr. Vellios

On December 19, 2014, the compensation committee approved an award of 309,039 PRSUs to Mr. Vellios.

The following reflects the number of PRSUs Mr. Vellios will be entitled to upon achievement of threshold and target levels of adjusted operating income for each of 2015, 2016 and 2017, payable on the last day of the applicable fiscal year:

	Threshold	Target
Number of 2015 PRSUs that vest upon attainment of 2015 Performance Goal	38,630	77,260
Number of 2016 PRSUs that vest upon attainment of 2016 Performance Goal	51,506	103,013
Number of 2017 PRSUs that vest upon attainment of 2017 Performance Goal	64,383	128,766

For each applicable vesting date, the compensation committee will interpolate proportionately to determine the PRSUs vested for any achieved level of adjusted operating income between the threshold and the target. At the end of each of the 2015, 2016 and 2017 fiscal years, any units that do not vest based upon the Company’s achieved level of adjusted operating income for that fiscal year are forfeited. The compensation committee and management believe that achievement of the threshold levels of performance for adjusted operating income will be challenging, but achievable with significant effort and skill, and target levels of performance would be indicative of truly outstanding performance.

Mr. Vellios’ PRSU award provides that in the event of a change in control of the Company, Mr. Vellios will be entitled to accelerated vesting of the full award (except any portion thereof which had previously been forfeited). In addition, if Mr. Vellios ceases to be employed by the Company as a result of his death or disability, the PRSU award will remain outstanding and Mr. Vellios will vest in a prorated portion of the units subject to achievement of the award targets.

Retirement, Health and Welfare Benefits and Other Perquisites

Our Named Executive Officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life and disability insurance, the Five Below, Inc. Employee Stock Purchase Plan, and the Five Below 401(k) Retirement Savings Plan. We provide vacation and paid holidays to our Named Executive Officers. Generally, our Named Executive Officers participate in these plans and programs on the same or similar basis as are offered to our other senior employees.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. These agreements are summarized and the benefits potentially payable under these agreements are more fully described below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

The compensation committee believes that severance and change in control arrangements, when properly tailored, are appropriate and necessary. Specifically, the compensation committee has concluded that such commitments are appropriate to retain the continued service of the Named Executive Officers and to recruit other potential executive candidates. Further, in the case of any potential change in control, the compensation committee has concluded that such commitments are necessary to enable our Named Executive Officers to evaluate objectively the benefits to shareholders of the proposed transaction, notwithstanding any potential effects on their own job security.

The compensation committee also believes that reasonable severance and change in control benefits should be (1) established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure, (2) conditioned upon execution of a release of claims against the Company and its affiliates, and (3) conditioned on the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.

No Named Executive Officer of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code.

Joel D. Anderson Employment Letter Agreement

We entered into an employment letter agreement with our President and Chief Executive Officer, Joel D. Anderson, on June 8, 2014 (the “Anderson Agreement”). The Anderson Agreement provides for an annual base salary of $700,000, subject to review for increase commencing with the Company’s 2016 fiscal year, an annual target performance bonus of 100% of Mr. Anderson’s base salary (with a maximum annual performance bonus of 120% of Mr. Anderson’s base salary), and the opportunity to receive equity compensation awards and to participate in the benefit plans offered by the Company. In addition, the Anderson Agreement provides for a relocation bonus of $250,000 paid upon Mr. Anderson’s relocation to the greater Philadelphia, PA metropolitan area and a temporary travel and housing monthly allowance of up to $7,500 for Mr. Anderson’s first year of employment.

Mr. Anderson is eligible to receive an annual equity grant subject to the same terms and conditions as equity grants made to our other senior executive officers.

If we were to terminate Mr. Anderson’s employment without “Cause” or if Mr. Anderson terminates his employment for “Good Reason,” in each case, on or prior to January 20, 2016, then, subject to his execution of a release of claims, he would be entitled to receive: (a) 24 months of base salary continuation paid in accordance with our normal payroll practices; (b) up to 24 months of payments equal to the applicable monthly COBRA premium; and (c) continued vesting of the Replacement Grant described above. If Mr. Anderson’s employment is terminated by us without “Cause” or if Mr. Anderson terminates his employment for “Good Reason,” in each case, after January 20, 2016, the references to “24 months” in the preceding sentence will be replaced by references to “12 months” and Mr. Anderson would not be entitled to the continued vesting of the Replacement Grant.

The terms Cause and Good Reason are more fully described below under “—Potential Payments Upon Termination or Change of Control.”

Additionally, pursuant to the Anderson Agreement, Mr. Anderson is subject to non-competition and non-solicitation provisions during the term of his employment with us until (i) he no longer receives salary continuation payments (as set forth above), if the executive’s employment is terminated without Cause or the executive terminates his employment for Good Reason or (ii) 24 months after any other termination of employment.

Eric M. Specter Employment Letter Agreement

We entered into an employment letter agreement with our Chief Administrative Officer, Eric M. Specter, on May 21, 2014 (the “Specter Agreement”). The Specter Agreement provides for an annual base salary of $475,000, subject to an automatic increase to $500,000 commencing with the Company’s 2015 fiscal year and further subject to review for increase commencing with the Company’s 2016 fiscal year, an annual target performance bonus of 50% of Mr. Specter’s base salary (with a maximum annual performance bonus of 60% of Mr. Specter’s base salary), and the opportunity to receive equity compensation awards and to participate in the benefit plans offered by the Company. In addition, the Specter Agreement provides for a signing bonus of $190,000 payable in two equal installments on August 4, 2014 and August 4, 2015 subject to his continued employment.

Commencing with the Company’s 2015 fiscal year, Mr. Specter will be eligible to receive an annual equity grant with a targeted grant value of $400,000, with such annual grant subject to the same terms and conditions as equity grants made to our other senior executive officers.

If we were to terminate Mr. Specter’s employment without “Cause” or if Mr. Specter terminates his employment for “Good Reason,” then, subject to his execution of a release of claims, he would be entitled to receive: (a) 12 months of base salary continuation paid in accordance with our normal payroll practices; and (b) up to 12 months of payments equal to the applicable monthly COBRA premium.

The terms Cause and Good Reason are more fully described below under “—Potential Payments Upon Termination or Change of Control.”

Additionally, pursuant to the Specter Agreement, Mr. Specter is subject to non-competition and non-solicitation provisions during the term of his employment with us until 24 months after any termination of employment.

Michael F. Romanko Employment Offer Letter

We entered into an employment offer letter with our Executive Vice President, Merchandising, Michael F. Romanko, on December 10, 2014 (the “Romanko Agreement”). The Romanko Agreement provides for an annual base salary of $450,000, an annual target performance bonus opportunity of 50% of Mr. Romanko’s base salary commencing in the Company’s 2015 fiscal year, and the opportunity to receive equity compensation awards and to participate in the benefit plans offered by the Company. Mr. Romanko is also entitled to payment of certain relocation related expenses pursuant to the Romanko Agreement, provided that such relocation expenses must be repaid to the Company in the event that Mr. Romanko’s employment is terminated by us for “cause” (as defined in the Romanko Agreement) or by Mr. Romanko voluntarily within the first 12 months of employment.

Commencing with the Company’s 2016 fiscal year, Mr. Romanko will be eligible to receive an annual equity grant with a targeted grant value of $300,000, with such annual grant subject to the same terms and conditions as equity grants made to our other senior executive officers.

Additionally, pursuant to the Romanko Agreement, Mr. Romanko is subject to non-competition and non-solicitation provisions during the term of his employment with us until 12 months after any termination of employment.

Post-Fiscal 2014 Items

Changes to Management

Effective February 1, 2015, the following changes occurred with respect to our executive officers:

•	David Schlessinger resigned as the Executive Chairman of the Company and was appointed Chairman Emeritus of the board;

•	Thomas G. Vellios resigned as the Chief Executive Officer of the Company and was appointed our Executive Chairman; and

•	Joel D. Anderson, our President, was also appointed our Chief Executive Officer.

In connection with his appointment as Executive Chairman, Mr. Vellios entered into an amendment to his existing employment letter agreement (the “Vellios Amendment”). Pursuant to the Vellios Amendment and effective February 1, 2015, Mr. Vellios’ base salary was reduced to $600,000 (subject to review for increase commencing with our 2016 fiscal year) and his target and maximum annual bonus opportunities were set at 50% of his annual base salary, subject to satisfaction of pre-established Company performance goals applicable to our senior executive officers under our annual management cash bonus plan.

The Anderson Agreement was also amended in connection with Mr. Anderson’s appointment as Chief Executive Officer (the “Anderson Amendment”). The Anderson Amendment clarified that, effective February 1, 2015, Mr. Anderson would report to the board of directors and perform duties required as President and Chief Executive Officer, and eliminated certain severance rights.

Changes to Annual Incentive Plan

On March 10, 2015, the board of directors and the compensation committee jointly approved the performance targets and the potential bonus payouts for the Named Executive Officers for fiscal 2015 under the Incentive Bonus Plan. For fiscal 2015, the compensation committee determined that the Named Executive Officers will be entitled to receive an annual cash bonus under the Incentive Bonus Plan depending on our performance against certain metrics described below.

For Messrs. Vellios, Anderson and Bull, the annual cash bonus will be comprised of two components:

•	75% based on our achievement of adjusted operating income targets; and

•	25% based on our achievement of net sales targets.

For Messrs. Specter and Romanko, the annual cash bonus will be comprised of three components:

•	75% based on our achievement of adjusted operating income targets;

•	12.5% based on our achievement of net sales targets; and

•	12.5% based on the achievement of individual goals related to inventory.

The compensation committee has determined that if certain events were to occur that result in expenses or income for the Company, operating income will be adjusted for the purpose of determining whether the Company has achieved its performance targets. These adjustments include the following: (i) all expenses (net of reimbursements) incurred as part of a public offering of the Company’s securities, whether by the Company or by selling shareholders or both; (ii) expenses incurred related to acquisition transaction costs; (iii) income/expense incurred due to a change in accounting principles; (iv) external expenses incurred during the start-up period (covering all periods up to the first day that sales are generated) for any new business venture; and (v) any other adjustments that may be approved by the compensation committee. A new business venture is any business that is not the Company’s brick and mortar business operated under the Five Below name and located in the United States. A new business venture could include an on-line business, any business located outside of the United States, and any business operating under a name other than Five Below.

With respect to each of the metrics described above, except the individual goals, a cash bonus can be earned at three different achievement levels. The cash bonus percentages for each Named Executive Officer, with the exception of Messrs. Anderson and Vellios, are 20% of base salary for threshold performance, 50% of base salary for target performance and 60% of base salary for maximum performance. Mr. Anderson’s bonus percentages are 40% of base salary for threshold performance, 100% of base salary for target performance and 120% of base salary for maximum performance. Mr. Vellios’ bonus opportunity is 20% of base salary for threshold performance and 50% of base salary for target and maximum performance. The compensation committee and management believe that achievement of the target levels of performance for adjusted operating income and net sales will be challenging, but achievable with significant effort and skill, and maximum levels of performance would be indicative of truly outstanding performance. The individual goals for Messrs. Specter and Romanko have only one achievement level, which is factored into each individual’s overall annual cash bonus.

The cash bonuses will be interpolated proportionately to determine the amount of bonuses deliverable for any attainment of a performance goal that is between the applicable threshold and the target levels or between the target and the maximum levels.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the annual compensation paid to or earned by the Named Executive Officers for fiscal years 2014, 2013 and 2012:

Name & Principal Position	Year	Salary ($)	Bonus ($)		Non-Equity Incentive Plans Compensation	Stock Awards ($)(5)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas G. Vellios	2014	700,000	—		105,085	12,000,000	—	586	12,805,671
Chief Executive Officer and Founder	2013	700,000	—		—	—	—	564	700,564
	2012	727,410	—		280,000	8,696,129	—	586	9,704,125

Joel D. Anderson	2014	328,173	—		210,000	4,900,000	600,000	48,750	6,086,923
President and Chief Operating Officer(1)

Kenneth R. Bull	2014	378,650	—		52,500	175,000	175,000	3,586	784,736
Chief Financial Officer, Secretary and Treasurer	2013	336,402	—		—	—	297,676	2,718	636,796
	2012	327,410	—		130,000	—	100,340	2,464	560,214

Eric M. Specter	2014	246,875	95,000	(4)	62,344	352,700	1,358,400	—	2,115,319
Chief Administrative Officer(2)

Michael F. Romanko	2014	17,308	—		—	400,000	400,000	—	817,308
EVP of Merchandising(3)

(1)	On July 21, 2014, Mr. Anderson commenced his employment with the Company.
(2)	On July 28, 2014, Mr. Specter commenced his employment with the Company.
(3)	On January 19, 2015, Mr. Romanko commenced his employment with the Company.
(4)	Represents signing bonus payable to Mr. Specter pursuant to the terms of his employment letter agreement.
(5)	The amounts in these columns, computed in accordance with FASB ASC Topic 718, represent the aggregate grant-date fair value of each restricted stock unit and option award. Further detail surrounding the awards, the method of valuation and the assumptions made are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K under “Critical Accounting Policies and Estimates.” The actual value of any options, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised or the share price on the date of sale. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes option pricing model or at the grant date. Amounts shown with respect to unearned PRSU awards for Mr. Bull and Mr. Anderson represent the expected value of the award, based on target level of performance and the fair market value of our stock on the date of grant, which for Mr. Anderson is $600,000 and for Mr. Bull is $175,000. The value of such currently unearned PRSU awards at the maximum level of issuance for Mr. Bull and Mr. Anderson would be: $899,973 for Mr. Anderson and $262,454 for Mr. Bull. The applicable performance period for PRSUs extends through the end of fiscal year 2016 in respect of the awards to Mr. Bull and Mr. Anderson, fiscal year 2017 in respect of Mr. Vellios’ PRSU award, and fiscal year 2018 in respect of Mr. Anderson’s additional PRSU (which vests based on to-be-established earnings growth measures) and, accordingly, none of these PRSUs have yet been earned.

(6)	The following table itemizes the components of the “All Other Compensation” column:

		Reimbursement of Legal Fees and Related Income Taxes ($)	401(k) Company Matching Contribution ($)	Imputed Income from Long Term Disability Coverage ($)	Severance ($)	Relocation ($)	Total ($)
Thomas G. Vellios	2014	—	—	586	—	—	586
	2013	—	—	564	—	—	564
	2012	—	—	586	—	—	586
Joel D. Anderson	2014	—	—	—	—	48,750	48,750
Kenneth R. Bull	2014	—	3,000	586	—	—	3,586
	2013	—	2,154	564	—	—	2,718
	2012	—	1,878	586	—	—	2,464
Eric M. Specter	2014	—	—	—	—	—	—
Michael F. Romanko	2014	—	—	—	—	—	—

Grants of Plan-Based Awards

The following table shows all grants of awards in fiscal 2014 to each of the executive officers named in the Summary Compensation Table:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(7)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)
		Threshold ($)	Target 1 ($)	Target 2 ($)	Target 3 ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Thomas G. Vellios		105,085	210,169	350,282	385,310	420,338
	12/19/2014						154,519	309,039		—					12,000,000
Joel D. Anderson		210,000	420,000	700,000	770,000	840,000
	7/21/2014										66,860	(4)			2,300,000
	7/21/2014							29,069	(3)						1,000,000
	7/21/2014										29,069	(5)			1,000,000
	7/21/2014						8,720	17,441		26,162					600,000
	7/21/2014												36,269	34.40	600,000
Kenneth R. Bull		60,000	120,000	200,000	220,000	240,000
	6/24/2014						2,260	4,520		6,780					175,000
	6/24/2014												9,392	38.71	175,000
Eric M. Specter		71,250	142,500	237,500	261,250	285,000
	7/28/2014										10,000	(6)			352,700
	7/28/2014												80,000	35.27	1,358,400
Michael F. Romanko	1/19/2015										11,771	(6)			400,000
	1/19/2015												24,908	33.98	400,000

(1)	Amounts represent cash bonus opportunities provided to Named Executive Officers in 2014. The criteria used to determine the amount of the annual bonus payable to each executive is described above under “Compensation Discussion and Analysis—Annual Incentive Compensation.” These bonuses were ultimately earned at the threshold level, which is 30% of such individual’s target bonus opportunity. As discussed under the heading “Compensation Discussion and Analysis—Annual Incentive Compensation” above, Mr. Romanko was not eligible for a bonus under our annual incentive plan in fiscal 2014.
(2)	Amounts represent potential threshold, target and maximum PRSUs available to the Named Executive Officers based upon the Company’s performance over a three year period, except as otherwise indicated. The term “Threshold” means the lowest non-zero amount that could be delivered as restricted stock units based on the Company’s performance over the applicable performance period. The threshold is not a minimum amount payable or deliverable. If specified performance objectives are not met for the applicable performance period, no restricted stock unit is payable or deliverable for that performance period. “Compensation Discussion and Analysis—Long-term Equity Incentive Compensation” above.

(3)	Amount represents potential target PRSUs available to Mr. Anderson that will vest 50% on each of February 3, 2018 and February 2, 2019 subject to the Company’s performance in fiscal 2017 and 2018 against an earnings growth measure to be established by the compensation committee not later than the first anniversary date of the grant. If specified performance objectives are not met for the applicable performance period, no restricted stock units are payable or deliverable for that performance period.
(4)	The vesting of Mr. Anderson’s “Replacement Grant” is fully described above under the heading “Awards to Mr. Anderson.”
(5)	50% of the time-based restricted stock units vest on December 1, 2017 and an additional 50% of such units vest on December 1, 2018.
(6)	These restricted stock units vest upon the following time-based schedule: 50% of the restricted stock units vest on the second anniversary of the grant date and 25% of the restricted stock units vest on each the third and fourth anniversary date.
(7)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 25% of the stock options vest on each the third and fourth anniversary date.
(8)	Amounts with respect to stock awards and option awards represent the fair value of the awards on the date of grant, as computed in accordance with FASB ASC Topic 718 and described in Note 1 and Note 6 to the consolidated financial statements included as a part of the 2014 Form 10-K, filed with the SEC on March 26, 2015. Amounts with respect to PRSU awards represent the expected value of the award, based on the target level of performance and the fair market value of our stock on the date of grant. With respect to the PRSU awards to Mr. Bull and Mr. Anderson, the grant date value of such PRSUs based on the fair market value of our stock on the date of grant and the maximum level of performance for each executive would be: $899,973 for Mr. Anderson and $262,454 for Mr. Bull. The applicable performance periods for the awards extend through the end of fiscal year 2016 in respect of the PRSU awards for Mr. Bull and Mr. Anderson, fiscal year 2017 in respect of Mr. Vellios’ PRSU award, and fiscal year 2018 in respect of Mr. Anderson’s PRSU (which vests based on to-be-established earnings growth measures) and, accordingly, none of these restricted stock units have yet been earned.

Outstanding Equity Awards at Year End Fiscal 2014

The following table details information concerning unexercised stock options, stock options that have not vested, stock awards that have not vested, and stock awards that have not been earned for each of the executive officers named in the Summary Compensation Table as of January 31, 2015:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value Unearned of Shares, Units or Other Rights That Have Not Vested ($)(4)
Thomas G. Vellios	—	—		—	—		—			309,039	10,297,179
Joel D. Anderson		36,269	(1)		34.40		7/21/2024
								44,574	1,485,206
								29,069	968,579
										29,069	968,579
										17,441	581,134
Kenneth R. Bull	8,109	541	(2)	—	4.28	(3)	5/25/2021	—	—	—	—
	21,084	4,866	(2)	—	4.95	(3)	10/18/2021	—	—	—	—
	11,894	5,406	(2)	—	9.20	(3)	3/1/2022	—	—	—	—
	—	15,000	(1)	—	39.70		7/18/2023	—	—	—	—
	—	9,392	(1)	—	38.71		6/24/2024	—	—	—	—
	—	—		—	—		—			4,520	150,606
Eric M. Specter	—	80,000	(1)	—	35.27		7/28/2024	—	—	—	—
								10,000	333,200
Michael F. Romanko	—	24,908	(1)	—	33.98		1/19/2025	—	—	—	—
								11,771	392,210

(1)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 25% of the stock options vest on each the third and fourth anniversary date.
(2)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 6.25% of the stock options vest and become exercisable every 90 days thereafter.
(3)	The exercise price has been adjusted from the original exercise price of $6.30, $6.97 and $11.22, respectively, to reflect a special dividend we paid on May 16, 2012 of $2.02 per share on shares of our common stock and on an as-converted basis on shares of our then outstanding Series A 8% convertible preferred stock. Such adjustment applied to all outstanding options on the date of the dividend.
(4)	This value was calculated using the closing price of our stock on January 30, 2015, the last trading date before the end of fiscal 2014 ($33.32).
(5)	Amounts included under “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” represent the target award of PRSUs issuable to each executive upon achievement of the target level of performance (for more information see the description of the Company’s PRSUs above in “Compensation Discussion and Analysis”).

Option Exercises and Stock Vested

During fiscal 2014, none of our executive officers exercised previously issued stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
Thomas G. Vellios	—	—	336,770	(1)	12,995,954	(4)
Joel D. Anderson	—	—	22,286	(2)	909,937	(5)
Kenneth R. Bull	—	—	648	(3)	27,832	(6)
Eric M. Specter	—	—	—		—
Michael F. Romanko	—	—	—		—

(1)	These shares of restricted stock vested on March 22, 2014.
(2)	These restricted stock units vested on January 1, 2015.
(3)	These shares of restricted stock vested on March 28, 2014.
(4)	This value was calculated using the closing price as of the last trading date before March 22, 2014 of $38.59.
(5)	This value was calculated using the closing prices as of the last trading date before January 1, 2015 of $40.83.
(6)	This value was calculated using the closing price on March 28, 2014 of $42.95.

Potential Payments Upon Termination or Change of Control

In addition to contractual severance entitlements pursuant to Named Executive Officer’s applicable employment letter agreements (as narratively described below and as shown in the table below), our Named Executive Officers’ are entitled to accelerated vesting of certain equity grants upon the occurrence of a change in control (as defined in our Equity Incentive Plan) and upon certain termination events. The vesting conditions applicable to outstanding equity awards is further described above under the heading “Outstanding Equity Awards at Year End Fiscal 2014.”

Mr. Romanko’s employment offer letter does not contain any contractual entitlement to severance compensation and the table below reflects solely the value of vesting acceleration with respect to his equity awards.

Termination Prior to a Change of Control—Mr. Vellios

If we terminate Mr. Vellios’ employment without “cause” or Mr. Vellios terminates his employment for “good reason” (as such terms are defined below), in either case, prior to a “Change of Control Transaction” (as such term is defined below), Mr. Vellios will be entitled to receive:

•

severance payments, equal to the greater of: (i) base salary in effect on the date of termination or resignation or (ii) unless Mr. Vellios approved a reduction in annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 12 months;

•

monthly payments equal to continued health and dental benefits for a period of up to 18 months, extended an additional six months following the expiration of such 18-month period if Mr. Vellios was still eligible to receive continued COBRA coverage as of the end of such 18-month period, which we refer to as the Medical Payment; and

•

monthly payments equal to a full tax gross up for federal, state and local income taxes based upon highest marginal tax rates solely with respect to each Medical Payment, which we refer to as the Medical Gross Up.

Termination Following a Change of Control—Mr. Vellios

If we terminate Mr. Vellios’ employment without cause or Mr. Vellios terminates his employment for good reason, in either case, after a Change of Control Transaction, Mr. Vellios will be entitled to receive:

•

severance payments, equal to the greater of: (i) base salary in effect on the date of termination or resignation or (ii) unless Mr. Vellios approved a reduction in annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 24 months;

•	the Medical Payment; and

•	the Medical Gross Up.

Pursuant to Mr. Vellios’ Employment Letter Agreement, “cause” is defined as one of the following:

•

the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a crime that prevents the executive from effectively managing us or that has a material adverse effect on our reputation or business activities;

•

the executive’s gross negligence, dishonesty, misappropriation of funds or other willful misconduct in the course of employment that has a material adverse effect on our reputation or business activities; or

•	the executive’s substance abuse, including abuse of alcohol or use of controlled drugs (other than in accordance with a physician’s prescription).

“Good reason” is defined as one of the following:

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a reduction or other material adverse change in the executive’s base salary or benefits;

•	a requirement that the executive report to anyone other than our board of directors;

•	a relocation of the executive’s principal offices by more than 25 miles; or

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence and (ii) we fail to cure such event within 30 days after receipt of his notice.

A “Change of Control Transaction” is deemed to have occurred if:

•	any person or group acquires (in one or more transactions) beneficial ownership of our stock possessing 50% or more of the total power to vote for the election of our board of directors;

•

a majority of the members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors prior to the date of the appointment or election;

•

a merger or consolidation with another corporation where our shareholders immediately prior to such transaction will not beneficially own stock possessing 50% or more of the total power to vote for the election of the surviving corporation’s board of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote) immediately after such transaction;

•	any person or group acquires all or substantially all of our assets;

•	we complete a full liquidation or dissolution; or

•

our shareholders accept a share exchange, whereby shareholders immediately before such exchange do not (or will not) directly or indirectly own more than 50% of the combined voting power of the surviving entity immediately following such exchange in substantially the same proportion as their ownership immediately before such exchange.

Mr. Vellios is also subject to certain restrictive covenants, including non-competition, non-solicitation and confidentiality.

Termination Without Cause—Mr. Bull

If we terminate Mr. Bull’s employment without “cause” (as such term is defined below), Mr. Bull will be entitled to receive:

•	base salary continuation for six months based on his base salary in effect on the date of termination less any amounts earned during the applicable six month post termination period; and

•	monthly payments equal to continued health and dental benefits for a period of up to six months.

Pursuant to Mr. Bull’s employment agreement, “cause” is defined as one of the following:

•	the executive’s alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription);

•

the executive’s refusal, failure or inability to perform any material obligation or fulfill any duty (other than a duty or obligation relating to confidentiality, noncompetition, nonsolicitation or proprietary rights) to us (other than due to a “disability” as defined in our Equity Incentive Plan), which failure, refusal or inability is not cured by the executive within 10 days after receipt of notice;

•	the executive’s gross negligence or willful misconduct in the course of employment;

•

any breach by the executive of any obligation or duty to us or any of our affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights;

•	other conduct of the executive involving any type of disloyalty to us or any of our affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or

•	the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a felony or a misdemeanor involving moral turpitude.

Termination Without Cause; Resignation for Good Reason—Mr. Anderson

If we terminate Mr. Anderson’s employment without “cause” (as such term is defined below) or if Mr. Anderson resigns for “good reason” (as such term is defined below), in each case on or prior to January 20, 2016, Mr. Anderson will be entitled to receive:

•	base salary continuation for 24 months based on his base salary in effect on the date of termination;

•	monthly payments equal to continued health and dental benefits for a period of up to 24 months; and

•	continued vesting of the Replacement Grant (as described above).

If we terminate Mr. Anderson’s employment without “cause” or if Mr. Anderson resigns for “good reason,” in each case after January 20, 2016, Mr. Anderson will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to continued health and dental benefits for a period of up to 12 months.

The definition of “cause” in Mr. Anderson’s employment letter agreement is substantially the same as described above with respect to Mr. Bull’s employment letter agreement.

“Good reason” is defined in Mr. Anderson’s employment letter agreement as one of the following:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a requirement that you report to anyone other than the board;

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) executive resigns within 15 days of the expiration of the cure period.

Termination Without Cause; Resignation for Good Reason—Mr. Specter

If we terminate Mr. Specter’s employment without “cause” (as such term is defined below) or if Mr. Specter resigns for “good reason” (as such term is defined below), Mr. Specter will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to continued health and dental benefits for a period of up to 12 months.

The definition of “cause” in Mr. Specter’s employment letter agreement is substantially the same as described above with respect to Mr. Bull’s employment letter agreement.

“Good reason” is defined in Mr. Specter’s employment letter agreement as one of the following:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) executive resigns within 15 days of the expiration of the cure period.

Potential Payments

The table below summarizes the payments and benefits that each of Messrs. Vellios, Anderson, Bull, Specter, and Romanko would have been entitled to receive if his last day of employment with us had been January 31, 2015.

Name	Cash Severance Payment ($)	Accelerated Restricted Stock Vesting ($)		Accelerated Option Vesting ($)		Health Insurance Coverage ($)		Paid Life Insurance Benefit ($)		Total ($)
Thomas G. Vellios
Voluntary termination for good reason or involuntary termination without cause	700,000	10,297,179	(1)	—		55,200	(13)	—		11,052,379
No termination following a change in control	—	10,297,179	(1)	—		—		—		10,297,179
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,400,000	10,297,179	(1)	—		55,200	(13)	—		11,752,379
Death of Named Executive Officer	—	—		—		—		10,000	(16)	10,000
Permanent Disability of Named Executive Officer	—	—		—		—		—		—
Joel D. Anderson
Voluntary termination for good reason or involuntary termination without cause	1,400,000	1,485,206	(2)	—		55,200	(13)	—		2,940,406
No termination following a change in control	—	4,003,498	(3)	—	(9)	—		—		4,003,498
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,400,000	4,003,498	(3)	—	(9)	55,200	(13)	—		5,458,698
Death of Named Executive Officer	—	102,959	(4)	—		—		10,000	(16)	112,959
Permanent Disability of Named Executive Officer	—	102,959	(4)	—		—		—		102,959
Kenneth R. Bull
Involuntary termination without cause	200,000	—		—		13,800	(14)	—		213,800
No termination following a change in control	—	150,606	(5)	284,153	(10)	—		—		434,759
Involuntary termination without cause following a change in control	200,000	150,606	(5)	284,153	(10)	13,800	(14)	—		648,559
Death of Named Executive Officer	—	50,202	(6)	—		—		10,000	(16)	60,202
Permanent Disability of Named Executive Officer	—	50,202	(6)	—		—		—		50,202
Eric M. Specter
Voluntary termination for good reason or involuntary termination without cause	475,000	—		—		27,600	(15)	—		502,600
No termination following a change in control	—	333,200	(7)	—	(11)	—		—		333,200
Voluntary termination for good reason or involuntary termination without cause following a change in control	475,000	333,200	(7)	—	(11)	27,600	(15)	—		835,800
Death of Named Executive Officer	—	—		—		—		10,000	(16)	10,000
Permanent Disability of Named Executive Officer	—	—		—		—		—		—
Michael F. Romanko
Involuntary termination without cause	—	—		—		—		—		—
No termination following a change in control	—	392,210	(8)	—	(12)	—		—		392,210
Involuntary termination without cause following a change in control	—	392,210	(8)	—	(12)	—		—		392,210
Death of Named Executive Officer	—	—		—		—		—		—
Permanent Disability of Named Executive Officer	—	—		—		—		—		—

(1)	This represents the accelerated gain on previously unvested PRSUs for 309,039 shares, using the closing price on January 30, 2015, the last trading date before the end of fiscal 2014 ($33.32).
(2)	This represents the accelerated gain on previously unvested restricted stock units for 44,574 shares, using the closing price on January 30, 2015, the last trading date before the end of fiscal 2014 ($33.32). Further detail surrounding the vesting and delivery of such restricted stock units is discussed under “Replacement Grant” set forth in the “Awards to Mr. Anderson” section of “Fiscal Year 2014 Awards”.
(3)	This represents the accelerated gain on all outstanding time-based and PRSUs (at target) awarded to Mr. Anderson which become fully vested upon the occurrence of a change in control.
(4)	This amount represents the accelerated gain on one-sixth of the value of the 17,441 shares and the 29,069 shares of otherwise unvested and unearned PRSUs, using the closing price on January 30, 2015, the last trading date before the end of fiscal 2014 ($33.32). For these purposes, it is assumed that the awards will be earned at target; however, the shares Mr. Anderson would actually receive in such termination would be dependent upon the actual performance of the Company through the performance period.
(5)	This represents the accelerated gain on the PRSUs (at target) awarded to Mr. Bull which become fully vested upon the occurrence of a change in control.
(6)	This amount represents one-third of the value of the 4,520 shares of otherwise unvested and unearned PRSUs, based on $33.32, the closing price of our Common Stock on January 30, 2015, the last trading date before the end of fiscal 2015. For these purposes, it is assumed that the awards will be earned at target; however, the shares Mr. Bull would actually receive in such termination would be dependent upon the actual performance of the Company through the performance period.
(7)	This represents the accelerated gain on previously unvested restricted stock units for 10,000 shares, using the closing price on January 30, 2015, the last trading date before the end of fiscal 2014 ($33.32).
(8)	This represents the accelerated gain on previously unvested restricted stock units for 11,771 shares, using the closing price on January 30, 2015, the last trading date before the end of fiscal 2014 ($33.32).

(9)	The accelerated gain on the exercise for previously unvested time-based stock option for 36,269 shares is $0 because the closing price on January 30, 2015, the last trading date before the end of fiscal 2014, of $33.32 is less than the exercise price.
(10)	This represents the accelerated gain on the exercise of previously unvested time-based stock options for 10,813 shares for Mr. Bull using the closing price on January 30, 2015, the last trading date before the end of fiscal 2014 ($33.32). The accelerated gain on the exercise of previously unvested time-based stock option for 24,392 shares is $0 because the closing price on January 30, 2015 is less than the exercise price.
(11)	The accelerated gain on the exercise for previously unvested time-based stock option for 80,000 shares is $0 because the closing price on January 30, 2015, the last trading date before the end of fiscal 2014, of $33.32, is less than the exercise price.
(12)	The accelerated gain on the exercise for previously unvested time-based stock option for 24,908 shares is $0 because the closing price on January 30, 2015, the last trading date before the end of fiscal 2014, of $33.32, is less than the exercise price.
(13)	Messrs. Vellios and Anderson are entitled to a continuation of their health and dental benefits for up to 24 months.
(14)	Mr. Bull is entitled to a continuation of this health and dental benefits for up to six months.
(15)	Mr. Specter is entitled to a continuation of this health and dental benefits for up to twelve months.
(16)	This represents life insurance premiums under our life insurance program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Investor Rights Agreement

In connection with our 2010 transaction, in which Advent acquired a majority interest in Five Below, Inc., we entered into an investor rights agreement with certain of our shareholders. In connection with our initial public offering, the parties amended the agreement to terminate all rights except for certain registration rights, which require us to register shares of our common stock held by David Schlessinger and Thomas Vellios in the event we register for sale, either for our own account or for the account of others, shares of our common stock in certain offerings. We are obligated to pay all expenses in connection with such registration other than underwriting commissions or discounts resulting from the sale of shares by our shareholders in connection with the registration. The investor rights agreement, as amended, requires a shareholder holding registration rights to execute a lock-up agreement with the underwriters in connection with the shareholder’s exercise of his or her registration rights in connection with certain offerings.

Agreements with Management

We and certain of our executive officers have entered into employment agreements. The terms and conditions of certain of these employment agreements are more fully described in “Compensation Discussion and Analysis—Employment Agreements.”

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. Additionally, we may enter into indemnification agreements with any new directors or executive officers that may be broader in scope than the specific indemnification provisions contained in Pennsylvania law.

Our Policies Regarding Related Party Transactions

Our board of directors adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants to determine whether such person has a direct or indirect material interest in the transaction. This policy was not in effect when we entered into the transactions described above. All directors, director nominees and executive officers will be required to promptly notify our Executive Chairman of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to us;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related party transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction based on a standard of whether the transaction is (a) in, or not inconsistent with, the best interests of us and our shareholders and (b) not in violation of our other policies or procedures. Our related party transaction policy is posted under the “Investor Relations” section of our website at www.fivebelow.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of March 31, 2015 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2015 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 54,422,377 shares of common stock outstanding on March 31, 2015.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders Not Listed Below:
T. Rowe Price Associates, Inc.(1)	7,817,010	14.4%
Capital World Investors(2)	5,070,694	9.3%
Wells Fargo & Company(3)	4,674,737	8.6%
AllianceBernstein L.P.(4)	4,256,420	7.8%
Citadel Advisors LLC(5)	3,533,296	6.5%
Goldman Sachs Asset Management(6)	3,329,995	6.1%
The Vanguard Group(7)	3,016,094	5.5%
SMALLCAP World Fund, Inc.(8)	2,965,894	5.4%
BlackRock, Inc.(9)	2,890,553	5.3%
FMR LLC(10)	2,840,316	5.2%

Named Executive Officers & Directors:
Joel D. Anderson	13,113	* %
Kenneth R. Bull(11)	94,065	* %
Kathleen S. Barclay	—	* %
Catherine E. Buggeln	—	* %
Michael F. Devine, III	2,584	* %
David M. Mussafer	—	* %
Thomas M. Ryan	164,419	* %
Ronald L. Sargent(12)	270,847	* %
Michael F. Romanko	—	* %
Eric M. Specter	—	* %
David Schlessinger	555,810	1.0%
Thomas G. Vellios	645,837	1.2%
All executive officers and directors as a group (12 persons)	1,746,675	3.2%

*	Less than 1%
(1)	These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which has sole voting power over 4,293,100 shares of our common stock, representing 7.9% of the total number of shares of our common stock outstanding as of March 31, 2015), which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote these securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is as disclosed in Amendment No. 2 to its Schedule 13G filed with the SEC on February 10, 2015.
(2)	Capital World Investors, a division of Capital Research and Management Company, is deemed to be the beneficial owner of 5,070,694 shares, or 9.3% of Five Below, as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071. This information is as disclosed in Amendment No. 1 to its Schedule 13G filed with the SEC on February 13, 2015.
(3)

Wells Fargo & Company is deemed to be the beneficial owner of 4,674,737 shares, or 8.6% of Five Below, held by it and certain of its subsidiaries. Wells Fargo & Company has sole voting and dispositive power over 36,974 shares, shared voting power over 4,465,506 shares and shared dispositive power over 4,637,763 shares. Of the 4,674,737 shares beneficially owned by Wells Fargo & Company, Wells Capital Management Incorporated is deemed to beneficially own 4,453,838 shares, or 8.2%, and Wells Fargo Funds

Management, LLC is deemed to beneficially own 4,132,610 shares, or 7.6%. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. This information is as disclosed in its Schedule 13G filed with the SEC on February 10, 2015.
(4)	AllianceBernstein L.P. is deemed to be the beneficial owner of 4,256,420 shares, or 7.8% of Five Below, and has sole voting power of 3,727,335 of the shares and sole investment power over 4,180,907 of the shares. AllianceBernstein L.P. is a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA, which operates under independent management and makes independent decisions from AXA SA and AXA Financial, Inc. and their respective subsidiaries and AXA SA and AXA Financial, Inc. calculate and report beneficial ownership separately from AllianceBernstein L.P. However, AllianceBernstein L.P. may be deemed to share beneficial ownership with AXA SA and AXA Financial, Inc. by virtue of 75,513 shares of common stock acquired on behalf of the general and special accounts of the affiliated entities for which AllianceBernstein L.P. serves as a subadvisor. Each of AllianceBernstein L.P. and AXA SA and AXA Financial, Inc. acquired their shares of common stock for investment purposes in the ordinary course of their investment management and insurance businesses. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105. This information is as disclosed in its Schedule 13G filed with the SEC on February 12, 2015.
(5)	Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings II LP (“CAH2”), Citadel GP LLC (“CGP”), and Mr. Kenneth Griffin (collectively, the “Citadel Reporting Persons”), have shared dispositive and voting power over 3,533,296 shares, or 6.5% of Five Below, owned by Citadel Equity Fund Ltd. (“CEF”), Surveyor Capital Ltd. (“SC”), and Citadel Securities LLC (“Citadel Securities”). Citadel Advisors is the portfolio manager for CEF and SC. CAH2 was, until December 31, 2014, the managing member of Citadel Advisors. CALC III LP (“CALC3”), is the non-member manager of Citadel Securities. CGP is the general partner of CALC3 and CAH2. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CGP. The address of each of the Citadel Reporting Persons is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603. This information is as disclosed in Amendment No. 1 to its Schedule 13G filed with the SEC on February 17, 2015.
(6)	Goldman Sachs Asset Management, which includes Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC, is deemed to be the beneficial owner of 3,329,995 shares, or 6.1% of Five Below. The address of Goldman Sachs Asset Management is 200 West Street, New York, New York 10282. This information is as disclosed in its Schedule 13G filed with the SEC on February 12, 2015.
(7)	The Vanguard Group, Inc. is deemed to be the beneficial owner of 3,016,094 shares, or 5.5% of Five Below, which includes 68,178 shares of common stock beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., and 3,800 shares of common stock beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. The Vanguard Group has sole voting power over 71,978 shares, sole dispositive power over 2,947,916 shares and shared dispositive power over 68,178 shares. The address of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is as disclosed in its Schedule 13G filed with the SEC on February 10, 2015.
(8)	SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company may be deemed to be beneficially own 2,965,894 shares, or 5.4% of Five Below, by virtue of its sole voting power over the shares. These shares may also be reflected in Capital World Investors’ beneficial ownership above. The address of SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, California 90071. This information is as disclosed in SMALLCAP World Fund, Inc.’s Schedule 13G filed with the SEC on February 13, 2015.
(9)

BlackRock, Inc. is deemed to be the beneficial owner of 2,890,553 shares, or 5.3% of Five Below, which includes shares that are held or may be deemed to be beneficially owned by the following entities: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, or BlackRock Japan Co Ltd. BlackRock, Inc. has sole voting power over 2,781,314 shares and sole dispositive power over 2,890,553 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022. This information is as disclosed in its Schedule 13G filed with the SEC on February 3, 2015.

(10)	The funds managed by FMR LLC are deemed to be the beneficial owner of 2,840,316 shares, or 5.2% of Five Below. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management and Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management and Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC and associated funds is 245 Summer Street, Boston, Massachusetts 02210. This information is as disclosed in Amendment No. 3 to its Schedule 13G filed with the SEC on February 13, 2015.
(11)	Includes 43,033 shares subject to options that are exercisable within 60 days of March 31, 2015.
(12)	Includes 175,174 shares of our common stock owned by Sargent Family Investment, LLC. Mr. Sargent, the sole member and manager of Sargent Family Investment, LLC, exercises voting and investment power over the shares beneficially owned by Sargent Family Investment, LLC.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of January 31, 2015)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Plan Category
Equity compensation plans approved by securityholders(4)	1,700,885	24.80	4,524,028
Equity compensation plans not approved by securityholders	—	—	—
Total	1,700,885	24.80	4,524,028

(1)	The amount in this column excludes purchase rights under the 2012 Employee Stock Purchase Plan (the “ESPP”).
(2)	Represents the weighted-average exercise price of outstanding stock options and does not include restricted stock units and PRSUs.
(3)	Includes 4,031,938 shares that were available for future issuance under the Equity Incentive Plan and 492,090 shares that were available for issuance under the ESPP. An aggregate of 4,345 shares of common stock were purchased under the ESPP in fiscal 2014.
(4)	Consists of the Company’s Equity Incentive Plan and the ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during fiscal 2014, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except Mr. Anderson, who had one late Form 4 filing with respect to a vesting event.

PROPOSAL 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect three Class III directors to hold office until our 2018 annual meeting of shareholders, one Class I director to hold office until our 2016 annual meeting of shareholders and two Class II directors to hold office until our 2017 annual meeting of shareholders. Nominees were recommended and approved for nomination by our nominating and corporate governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the six nominees recommended by our board of directors, unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

The following directors are being nominated for election to our board of directors: David M. Mussafer, David Schlessinger, and Thomas G. Vellios to serve as Class III directors through the 2018 annual meeting of shareholders; Catherine E. Buggeln to serve as a Class I director through the 2016 annual meeting of shareholders; and Joel D. Anderson and Kathleen S. Barclay to serve as Class II directors through the 2017 annual meeting of shareholders. In 2014, the nominating and corporate governance committee engaged Spencer Stuart, an outside search firm, to help identify potential director candidates, including Mses. Buggeln and Barclay, and to assist by providing background information and assessments of qualifications on potential candidates. Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Mr. Anderson is currently serving as a Class II director, having been elected by the board of directors effective February 1, 2015 to fill a vacancy created by an increase to its size. Mses. Buggeln and Barclay are currently serving as Class I and II directors, respectively, having been elected on March 10, 2015 by the board of directors to fill vacancies created by an increase to the size of the board and the resignation of Steven J. Collins. Pursuant to our bylaws, any Vacancy Director elected by the board of directors may only hold office until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. At the annual meeting of shareholders following the election of a Vacancy Director, the shareholders will have the opportunity to elect a director to fill the vacancy having been filled by the Vacancy Director. The board will nominate a candidate to fill the vacancy, who may be the Vacancy Director. The candidate, if elected, will serve until the annual meeting of shareholders at which the term of office of the class in which the vacancy occurred expires and until such director’s successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal.

Required Vote

Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as a director to serve until the annual meeting of shareholders at which the term of office of the class to which such director was elected expires and until their successors are duly elected and qualified. Votes withheld shall have no legal effect. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the six nominees named in this Proxy Statement.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending January 30, 2016. The Company is not required by its bylaws or applicable law to submit the appointment of KPMG LLP for shareholder approval. However, as a matter of good corporate governance, the board of directors has determined to submit the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify the appointment of KPMG LLP, the audit committee may consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify the audit committee’s selection, the audit committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our shareholders.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2016.

Our board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016.

A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Fee Information

The following table sets forth fees in connection with services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for fiscal 2014 and fiscal 2013.

	Fiscal Year 2014	Fiscal Year 2013
Audit Fees	$925,000	1,405,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$925,000	1,405,000

Audit Fees

Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting for fiscal 2014, and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

Audit-Related Fees

There were no amounts billed for audit-related fees during fiscal 2014 and fiscal 2013.

Tax Fees

There were no amounts billed for tax fees during fiscal 2014 and fiscal 2013.

All Other Fees

There were no amounts billed for other fees during fiscal 2014 and fiscal 2013.

Audit Committee Pre-Approval Policies and Procedures

Under our audit committee’s charter, the audit committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The audit committee is not authorized to delegate the pre-approval of permitted non-audit services to management. The audit committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If the audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the audit committee at its next scheduled meeting.

There were no non-audit services provided by our independent registered public accounting firm during the fiscal years 2014 and 2013.

PROPOSAL 3

AMENDMENT TO ARTICLES OF INCORPORATION AND BYLAWS

Majority Voting

Under Pennsylvania law, the default voting standard for the election of directors by shareholders is that directors receiving the highest number of votes are elected. This is called the “plurality voting standard.” As a Pennsylvania corporation, the Company’s directors are currently elected under the plurality standard. This means a director may be elected without regard to how many votes he or she receives and how many votes were withheld.

After careful consideration and in light of current corporate governance trends, the board believes it is in the best interests of the Company and its shareholders to approve an amendment to the Company’s articles of incorporation and bylaws to provide for majority voting in uncontested director elections. The board believes that the adoption of the proposed majority voting standard in uncontested director elections will give shareholders a greater voice in determining the composition of the board. Majority voting requires more shareholder votes for a nominee than against a nominee in order for the nominee to be elected to the board.

Accordingly, on March 10, 2015, the board unanimously adopted, subject to shareholder approval, an amendment to the Company’s articles of incorporation and bylaws to adopt majority voting in an uncontested election. Under the proposed majority voting standard, each vote cast will be counted either “for” or “against” the nominee’s election as a director. To be elected, the number of votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election. Abstentions will continue to have no effect in determining whether the required affirmative majority vote has been obtained. If the amendments to the articles of incorporation and bylaws are approved by the shareholders, they will be applicable starting with the 2016 annual meeting of shareholders.

Concurrently with the proposed amendments, the board also amended the nominating and corporate governance committee charter to require any incumbent director who is nominated for re-election but does not receive the required vote for re-election to tender his or her resignation to the nominating and corporate governance committee and the board for its consideration. The nominating and corporate governance committee will consider such tendered resignation and, within 30 days after certification of the election results of the shareholders’ meeting at which a director failed to receive the number of votes required for re-election, will make a recommendation to the board as to the appropriate action. In determining its recommendation to the board, the nominating and corporate governance committee will consider all factors deemed relevant by the members of the committee including, without limitation, the stated reason or reasons why shareholders voted against such director’s re-election, the qualifications of the director, whether acceptance of the resignation would result in a breach of a material agreement or result in the Company having no directors or affect the Company’s ability to comply with stock exchange listing standards, and whether the director’s resignation from the board would generally be in the best interests of the Company and its shareholders. The board will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind such decision within 90 days after certification of the election results.

Under the proposed majority voting standard in uncontested director elections, if a nominee who is not currently a member of the board receives fewer votes cast “for” than “against” his or her election, that nominee will not be elected to the Company’s board.

If the number of nominees for directors exceeds the number of directors to be elected, this is considered a contested election. In the event of a contested election, the plurality standard will continue to apply and votes may be cast only as “for” or “withhold” authority.

Amendment to Articles of Incorporation

The board hereby requests that you vote in favor of the following amendment to Paragraph B of Article Twelfth of the Company’s articles of incorporation (the text that will be deleted is italicized and marked with brackets and the text to be added is bolded and underlined):

B. The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, shall be divided into three classes, as nearly equal in number as possible. [One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2013, another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2014, and another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2015.] Members of each class shall hold office until their successors are duly elected and qualified, subject to their earlier death, resignation, disqualification or removal. At each annual meeting of the shareholders of the Corporation, [commencing with the 2013 annual meeting,] the successors of the class of directors whose term expires at that meeting shall be elected by [a plurality vote of all votes cast at such meeting] the shareholders in the manner set forth in the Bylaws of the Corporation, to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of authorized directors constituting the whole Board shorten the term of any incumbent director.

Amendment to Bylaws

The board hereby requests that you vote in favor of the following amendment to Article 3 of the Company’s bylaws (the text that will be deleted is italicized and marked with brackets and the text to be added is bolded and underlined):

Section 3.2. Number, Elections and Term of Office. Subject to the provisions of the Articles (including, but not limited to, for purposes of these Bylaws, pursuant to any duly authorized certificate of designation), the number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the whole Board, but the size of the Board shall not be less than three or greater than eleven. The directors, other than those who may be elected by the holders of any series or class of stock, as provided in the Articles, shall be divided into three (3) classes, as nearly equal in [term] number as possible, shall be elected to serve a term of three (3) years and shall hold office until his or her successor shall have been duly elected and qualified, subject to his earlier death, resignation, disqualification or removal. No decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director. At each annual meeting of the shareholders of the Corporation, [commencing with the 2013 annual meeting,] the successors of the class of directors whose term expires at that meeting shall be elected by [a plurality vote of all votes cast at such meeting] the shareholders, to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Section 3.3. [Plurality Voting. When directors are to be elected at a meeting of Shareholders] Majority Voting. Each director shall be elected by the vote of the majority of the votes cast with respect to such director’s election at any meeting of the shareholders called for the purpose of the election of directors at which a quorum is present, provided that if as of a date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of [the] votes [of] cast by the shares [present in person or represented by proxy at the meeting and] entitled to vote in the election. [of directors; provided that, whenever the holders of any class or series of common stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of the Articles, such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors.]

For the purposes of these Restated Bylaws, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes “against” with respect to that director.

Section 3.8. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board, to the Chairman of the Board (if one has been elected), to the President, or to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Director Removal

Under Pennsylvania law, the board is entitled to declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year. In addition, the board may declare vacant the office of a director if, after a specified period of time after notice of his or her selection, he or she does not accept the office either in writing or by attending a meeting of the board and fulfill such other requirements of qualification as the bylaws may specify.

Our bylaws reflect the right of the board to vacate the office of a director consistent with Pennsylvania law, but our articles of incorporation did not specifically call out such right. Accordingly, on March 10, 2015, the board unanimously adopted, subject to shareholder approval, an amendment to the articles of incorporation to conform the articles of incorporation to the provisions of the bylaws and Pennsylvania law regarding removal as stated above.

Amendment to Articles of Incorporation

The board hereby requests that you vote in favor of the following amendment to Paragraph D of Article Twelfth of the Company’s articles of incorporation (the text that will be deleted is italicized and marked with brackets and the text to be added is bolded and underlined):

D. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, any director may be removed from office at any time[, but only] in either of the following manners:

1. for cause [and] by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class; and

2. the Board may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year, or if, within one hundred twenty days after notice of election, the director does not accept such office either in writing or by attending a meeting of the Board.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the amendment to our articles of incorporation and corresponding bylaw amendment to replace the plurality voting standard in the uncontested election of directors with a majority voting standard and to conform to the provisions of Pennsylvania law regarding removal as stated above.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2016 annual meeting of shareholders must be received by us no later than January 9, 2016 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2016 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to March 20, 2016 nor later than April 19, 2016 or (B) in the event that the 2016 annual meeting of shareholders is held prior to May 19, 2016 or after August 17, 2016, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103.

ANNUAL REPORT TO SHAREHOLDERS

Our 2014 Annual Report has been posted, and is available without charge, on our corporate website at www.fivebelow.com. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2014 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2014 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2014 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2014 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2014 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Five Below, Inc., 1818

Market Street, Suite 2000, Philadelphia, Pennsylvania 19103 or by phone at (215) 546-7909. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2014 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2014 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

FIVE BELOW, INC.

1818 MARKET STREET

SUITE 2000

PHILADELPHIA, PA 19103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89997-P64320             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIVE BELOW, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1. Election of Directors	☐	☐	☐

Nominees:

01) David M. Mussafer 04) Catherine E. Buggeln

02) David Schlessinger 05) Joel D. Anderson

03) Thomas G. Vellios 06) Kathleen S. Barclay

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 30, 2016.	☐	☐	☐

 3.    To vote on an amendment to the Company’s articles of incorporation and a corresponding amendment to the Company’s bylaws to replace the plurality voting standard in the uncontested election of directors with a majority voting standard and make conforming changes.

	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

For address change/comments, mark here. (see reverse for instructions)			☐

Please indicate if you plan to attend this meeting	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M89998-P64320

FIVE BELOW, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

June 18, 2015

The undersigned hereby appoints Joel D. Anderson and Kenneth R. Bull, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Five Below, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Daylight Time on June 18, 2015, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, and any adjournment or postponement thereof. For directions to the meeting, please contact the company at 215-546-7909.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side